UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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FLOTEK INDUSTRIES, INC.
(Name of Registrant as Specified in Its Charter)

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Notice of Annual Meeting of Shareholders
To be Held June 3, 2021

Fellow Shareholders,

The 2021 Annual Meeting of Shareholders (the “Meeting”) of Flotek Industries, Inc. (“Flotek,” “we,” “our,” “us,” or the “Company”) will be held on June 3, 2021. The Meeting will be conducted virtually via webcast at 10:00 a.m. Central Time at www.virtualshareholdermeeting.com/FTK2021. At the Meeting, shareholders will be asked to consider and vote on the following matters:

1.The election of six directors
2.An advisory vote to approve the compensation of the Company’s named executive officers for 2020
3.Approval of an amendment to the Company’s 2018 Long-Term Incentive Plan
4.Any other business which may be properly brought before the Meeting

These items are more fully described in the following pages, which are made part of this notice. Shareholders of record at the close of business on April 8, 2021 are entitled to notice of and to vote at the Meeting or any adjournments, postponements or continuation thereof.
We intend to mail a Notice of Internet Availability of Proxy Materials (the “Notice”) on how to access proxy materials and our 2020 Annual Report (which includes our 2020 Annual Report on Form 10-K), how to vote, and how to obtain a paper copy of the proxy materials. We expect our 2020 Annual Report and proxy materials to be available on or about April 22, 2021.
In light of the ongoing COVID-19 pandemic, the Board of Directors (the “Board”) has decided to hold the Meeting entirely virtually in order to safely allow shareholders to attend and participate from any location at no cost. You will be able to attend the Meeting virtually, vote electronically, and submit questions during the Meeting. You will need the control number printed on your Notice, proxy card or voting instruction card. A list of shareholders of record will be available during the virtual Meeting for inspection by shareholders for any legally valid purpose relating to the Meeting.
Your vote is very important. We urge you to review the proxy materials and vote as soon as possible, whether or not you plan to attend the Meeting. This Notice of Annual Meeting of Shareholders, the Proxy Statement and the 2020 Annual Report are available free of charge at the “Investor Relations” section of our website at www.flotekind.com/index.php/investor-relations.
On behalf of the Board and the executive team of the Company, I thank you for your support and participation.

By Order of the Board of Directors,
Nicholas J. Bigney
Senior Vice President, General Counsel & Chief Compliance Officer

April 22, 2021

PROXY STATEMENT SUMMARY

This summary highlights information that is contained elsewhere in this proxy statement (the “Proxy Statement”). This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. This Proxy Statement and the related proxy materials were first released to Shareholders and made available on the internet on or about April 22, 2021.

Annual Meeting of Shareholders

When:        June 3, 2021 at 10:00 a.m., Central Time

Where:        The Meeting will be conducted virtually via live webcast. This is designed to increase shareholder access, reduce environmental impact, save time and money, and allow safe participation during the ongoing COVID-19 pandemic. Shareholders will be able to hear all portions of the official Meeting, submit written questions, and vote online during the open poll section of the Meeting. You are invited to attend the live webcast, vote your shares and submit questions at www.virtualshareholdermeeting.com/FTK2021. To join the Meeting, you will need the control number printed on your Notice. Please allow ample time for online check-in by joining the meeting fifteen minutes early. If a bank, brokerage firm or other nominee holds your shares, you should contact that organization for additional information. Please see page 7 for further instructions on attending and voting at the Meeting.

Who:        Shareholders of record at close of business on April 8, 2021 will be eligible to vote.

What:         We are asking shareholders to vote on the following three items:

Item up for Vote	Board’s Voting Recommendation	Page Reference
Election of director candidates, to serve until the 2022 Annual Meeting of Shareholders (Item 1)	FOR EACH DIRECTOR NOMINEE	16
Advisory vote to approve the compensation of the Company’s named executive officers for 2020 (Item 2)	FOR	24
Approval of an amendment to the Company’s 2018 Long-Term Incentive Plan (Item 3)	FOR	43

Proxy Statement Summary
Board and Board Committees

There are currently seven positions on our Board. Our Board is not classified and all positions stand for election at each annual meeting of shareholders. Our current Board members are listed below. The standing committees for our Board are the Audit, Compensation, Corporate Governance & Nominating and Risk and Sustainability Committees, designated by A, C, G and R in the chart below respectively. Mr. Gibson serves as our Chairman and Mr. Nierenberg serves as our Lead Independent Director.

Name and Principal Occupation	Age	Ind.	Director Since	Committee Membership
				A	C	G	R
Michelle M. Adams	50	✓	2017		●	●
Chief Revenue Officer, Algolia
Harsha V. Agadi	57	✓	2020	●	«		●
CEO of GHS Holdings, LLC
Ted D. Brown	66	✓	2013	●		«
CEO, Confluence Resources, LP
Michael Fucci	62	✓	2020		●		«
Chairman, Deloitte US (retired)
John W. Gibson, Jr.¹	63		2020				●
President, Chief Executive Officer & Chairman, Flotek Industries
Paul W. Hobby	60	✓	2019		●	●	●
Managing Partner, Genesis Park LP
David Nierenberg²	68	✓	2018	«	●	●	●
President, Nierenberg Investment Management Company, Inc.
1 Chairman of the Board    2 Lead Independent Director        « Chair of Committee    ● Member of Committee

For additional information on our directors and their qualifications, please see the section entitled Director
Candidate Biographies beginning on page 17.

Proxy Statement Summary
Board Overview

Independence	Tenure

86% of our directors are independent	86% of our directors have a tenure of less than 5 years, with an average tenure of 2.7 years

Director Skills and Experience

Corporate Governance/Legal					5

Industry Experience				4

ESG				4

Finance/Accounting					5

M&A Strategy/Execution						6

Human Capital						6

Public Board Experience					5

Public C-Suite Experience				4

Technology & Innovation				4

Philanthropy Leadership							7

Military Service	1

Gender/Ethnic Diversity		2

International Experience			3

Proxy Statement Summary
Corporate Governance Highlights

Board Practices	Shareholder Interaction	Other Policies
•Each director attended 75% or more of meetings
•Frequent executive sessions in meetings
•Held weekly board and management conversations during the early stages of the COVID-19 pandemic
•Created the Risk and Sustainability Committee
•Directors took a 20% cut in compensation due to the COVID-19 pandemic
•Performed annual board self-review with third party assistance
•Added expertise to the Board in accounting, human capital and commercial products

•Added a representative of the Company’s largest shareholder as a board observer
•Non-staggered Board, so all positions are up for election every year
•Majority voting standards for uncontested director elections
•Held discussions with shareholders representing a significant portion of Company ownership
•Meaningful stock ownership guidelines for directors and officers •Hedging and pledging of stock by directors, officers and employees prohibited

Compensation Highlights

Executive Compensation	Talent Development	Human Capital
•All executives took a 10% cut in cash pay (20% in the case of Mr. Gibson) in exchange for restricted stock in light of the COVID-19 pandemic
•Executive contracts reworked and standardized to bring in line with market practices
•Short-term and long-term incentive programs reworked to better align with shareholder interests and reflect transitional nature of the Company
•Mr. Gibson declined a bonus to honor his commitment not to take a bonus for 2020 if the Company did not reach break even

•The Company hired a new Chief Financial Officer, President of Global Business and General Counsel to address key needs
•Beginning in 2021, instituted a mentoring program, assigning a director to mentor each executive other than Mr. Gibson one-on-one to develop executive talent

•The Company formed a COVID-19 task force to manage the needs and challenges of the COVID-19 pandemic and its effect on employees
•Work-from-home, social distancing, mask and hand sanitization measures taken to enhance worker safety

Cautionary Statements

This Proxy Statement contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are not historical facts, but instead represent the current assumptions and beliefs regarding future events of the Company many of which, by their nature, are inherently uncertain and outside the Company’s control. The forward-looking statements contained in this Proxy Statement are based on information available as of the date of this Proxy Statement. The forward-looking statements relate to future industry trends and economic conditions, forecast performance or results of current and future

Proxy Statement Summary
initiatives and the outcome of contingencies and other uncertainties that may have a significant impact on the Company’s business, financial condition, future operating results and liquidity. These forward-looking statements generally are identified by words including but not limited to, “anticipate,” “believe,” “estimate,” “commit,” “budget,” “aim,” “potential,” “schedule,” “continue,” “intend,” “expect,” “plan,” “forecast,” “project” and similar expressions, or future-tense or conditional constructions such as “will,” “may,” “should,” “could” and “would,” or the negative thereof or other variations thereon or comparable terminology. The Company cautions that these statements are merely predictions and are not to be considered guarantees of future performance. Forward-looking statements are based upon current expectations and assumptions that are subject to risks and uncertainties that can cause actual results to differ materially from those projected, anticipated or implied. A detailed discussion of potential risks and uncertainties that could cause actual results and events to differ materially from forward-looking statements include, but are not limited to, those discussed in Part I, Item 1A — “Risk Factors” of our Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 16, 2021 and periodically in subsequent reports filed with the SEC. The Company has no obligation, and we disclaim any obligation, to publicly update or revise any forward-looking statements, whether as a result of new information or future events, except as required by law.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

We are providing this Proxy Statement in connection with the solicitation of proxies by our Board for use at the Meeting. We plan to mail instructions on how to access the proxy materials and our 2020 Annual Report on Form 10-K (the “Annual Report”), how to vote, and how to obtain a paper copy of our proxy materials. Our Annual Report and proxy materials are first being made available on or about April 22, 2021.

Date, Place and Time of Meeting

The Meeting will be held on June 3, 2021 at 10:00 a.m. Central Time. The Meeting will be held virtually via webcast.

Record Date

The record date for the Meeting is April 8, 2021. Shareholders of record at the close of business on April 8, 2021 will be entitled to vote at the Meeting. At of the close of business on April 8, 2021, we had 72,685,562 shares of common stock outstanding. Each share of common stock is entitled to one vote on each item. Shareholders may not cumulate votes.

Attending the Meeting

The Meeting will be conducted virtually via live webcast. This is designed to increase shareholder access, reduce environmental impact, save time and money, and allow safe participation during the ongoing COVID-19 pandemic. Shareholders will be able to hear all portions of the official Meeting, submit written questions, and vote online during the open poll section of the Meeting. You are invited to attend the live webcast, vote your shares and submit questions at www.virtualshareholdermeeting.com/FTK2021. To join the Meeting, you will need the control number printed on your Notice. Please allow ample time for online check-in by joining the Meeting fifteen minutes early. If a bank, brokerage firm or other nominee holds your shares, you should contact that organization for additional information.

Delivery of Proxy Materials

We are mailing a Notice of Internet Availability of Proxy Materials instead of a paper copy of the proxy materials. We believe that this expedites receipt of our proxy materials by shareholders and lowers the costs and reduces the environmental impact of the Meeting. All shareholders will have the ability to access the proxy materials over the Internet, and shareholders may request a paper copy by mail or an electronic copy by e-mail by following the instructions in the Notice.

Items of Business

There are three items scheduled to be voted on at the Meeting:

1.The election of six directors
2.An advisory vote to approve the compensation of the Company’s named executive officers for 2020
3.Approval of an amendment to the Company’s 2018 Long-Term Incentive Plan

General Information About the Annual Meeting

Quorum and Voting Requirements

A quorum is required to conduct business at the Meeting. The holders of a majority of the Company’s issued and outstanding shares that are entitled to vote are required to be present, or represented by proxy, in order to constitute a quorum at the Meeting. Abstentions and broker non-votes (as described below) are counted as present and entitled to vote for purposes of determining a quorum.

Each of the six director nominees will be elected by a majority of the votes cast with respect the nominee so long as the number of nominees for election equals the number of directors to be elected (an “Uncontested Election”). For the purpose of an Uncontested Election, a majority of votes cast means that the number of votes “for” a nominee’s election must exceed 50% of the votes cast “for” or “against” with respect to that nominee’s election, excluding abstentions. Broker non-votes will not count as votes cast with respect to that nominee’s election. If the number of nominees for director at a meeting of shareholders exceeds the number of directors to be elected at such meeting, directors shall be elected by a plurality of the votes cast at such meeting.

The proposal regarding the compensation of our named executive officers must receive an affirmative vote of a majority of the total votes cast with respect to this proposal at the Meeting. This means that the votes that our shareholders cast “for” this proposal must exceed the votes that our shareholders cast “against” this proposal. Abstentions and broker non-votes will not be taken into account in determining the outcome of this proposal.

The proposal regarding an amendment to the Company’s 2018 Long-Term Incentive Plan must receive an affirmative vote of a majority of the total votes cast with respect to this proposal at the Meeting. For this proposal, this means that the votes that our shareholders cast “for” this proposal must exceed the aggregate of votes that our shareholders cast “against” this proposal plus abstentions. Broker non-votes will not be taken into account in determining the outcome of this proposal.

Broker non-votes occur when nominees, such as brokers and banks holding shares on behalf of the beneficial owners, are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions. If you do not give instructions to your bank, brokerage firm or other agent, the bank, brokerage firm or other agent will nevertheless be entitled to vote your shares of common stock in its discretion on “routine matters” and may give or authorize the giving of a proxy to vote the shares of common stock in its discretion on such matters. None of the proposals described herein are considered to be “routine.”

The vote for Item 2, the “say on pay,” is non-binding, but the Board will consider the results of the vote in making future decisions.

Voting Procedures

Holders of our common stock may hold shares either beneficially through a broker or bank, or directly in their own name. If your shares are registered directly in your name with our transfer agent, you are considered the shareholder of record of those shares. As a shareholder of record, you may vote directly at the Meeting, by proxy, by internet, by telephone or by mail by following the instructions provided in our proxy materials. If a bank, brokerage firm or other nominee holds your shares, you should contact that organization for additional information.

General Information About the Annual Meeting
Proxy Solicitation Costs

We will pay the cost of printing and mailing proxy materials, but we will not pay a fee to any of our officers or employees as compensation for soliciting proxies. In addition to the solicitation of proxies by mail, proxies may also be solicited by phone, email or personally.

Revoking your Proxy

If you are a shareholder of record, whether you give your proxy over the Internet, by telephone or by mail, you may revoke it at any time before it is exercised. You may enter a new vote by voting online at the virtual meeting, electronically, by mail or by telephone so long as it is received prior to the Meeting. If you hold your shares beneficially, you must follow the instructions provided by your broker or nominee as to whether and how you may revoke your proxy. Attending the Meeting alone will not revoke your proxy.

Voting Results

We will announce preliminary voting results during the Meeting and report the final voting results within four business days of the Meeting on a Current Report on Form 8-K. You can access that Current Report on Form 8-K and our other SEC filings at our website at https://www.flotekind.com/index.php/investor-relations/itemlist/category/92-sec-filings or at the SEC’s website at www.sec.gov. The information provided on those websites is for information purposes only and is not incorporated by reference in this Proxy Statement.

CORPORATE GOVERNANCE

We are committed to conducting our business in accordance with the highest level of ethical and corporate governance practices. From time to time we review our governance practices and take actions to address changes related to regulatory requirements and best practices. Below is a description of some of the key matters related to our corporate governance practices.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines to promote the healthy function of our Board and its committees, and to set forth a common set of expectations on Board performance. A copy of these guidelines is available on our website at www.flotekind.com. The information on our website is not a part of this Proxy Statement.

Code of Business Conduct and Ethics

We are committed to conducting our business legally and ethically, and have adopted a Code of Business Conduct and Ethics that governs the behavior of our directors, officers and employees and sets forth standards for conflict of interest, compliance with laws, methods for reporting, and other corporate activities. A copy of our Code of Business Conduct and Ethics is available on our website at www.flotekind.com. The information on our website is not a part of this Proxy Statement.

Board Structure

The Board’s size and makeup is intended to facilitate meaningful discussion and allow for diverse perspectives. The balance of these perspectives on our Board is more important than any specific size target.

Our Board is currently comprised of seven directors. Six of our seven directors are independent, as defined by the New York Stock Exchange (the “NYSE”) and SEC (see “Director Independence” below). John W. Gibson, Jr. serves as the Chairman of the Board, and David Nierenberg serves as the Lead Independent Director of the Board. The role of Lead Independent Director is to facilitate the communication between the independent directors and the Chairman, President and Chief Executive Officer.

Our Board is not classified, which means that every director stands for election at every annual meeting of shareholders. Our former directors, L. Melvin Cooper, L.V. “Bud” McGuire and Kevin W. Brown were each independent directors prior to leaving the Board. John W. Chisholm, our former Chairman, President and Chief Executive Officer, was not independent.

Our Corporate Governance and Nominating Committee is committed to ensuring that the Company recruits directors from a diverse pool of candidates. In addition to experience and background, the Corporate Governance and Nominating Committee considers ethics and standards and the diversity of views the directors represent.

Risk Management

The Board has an active role in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s operations, liquidity and associated risks. The newly-created Risk and Sustainability Committee is tasked with oversight of the general risk and sustainability programs of the Company. In addition, the Compensation Committee is responsible for overseeing the management of risks related to the Company’s executive compensation programs, the Audit Committee

Corporate Governance
oversees the management of financial risks and SEC reporting, and the Corporate Governance and Nominating Committee manages risks associated with director independence and potential conflicts of interest. While each committee is responsible for evaluating certain risk and overseeing the management of those risks, the entire Board is regularly informed through committee reports.

Board Committees

Our Board currently has four standing committees, each of which has specific responsibilities as described below:

Audit Committee	Chair: David Nierenberg
Members: Harsha Agadi, Ted Brown
Meetings in 2020: 6
PRIMARY RESPONSIBILITIES
•Overseeing the Company’s financial reporting process and financial risk
•Discussing significant financial reporting issues and judgments with the Company’s management and independent auditors
•Appointing, overseeing, and determining payment for the Company’s independent registered public accounting firm
•Overseeing the Company’s internal audit function
•Preapproving all audit services and all permissible non-audit services provided by the Company’s independent registered public accounting firm
•Reviewing the Company’s financial statements included in its Form 10-K, Form 10-Q and other SEC filings
•Discussing earnings releases and guidance with Company management
•Overseeing the compliance program of the Company and the hotline for reporting concerns with the Company’s financial or other practices

Compensation Committee	Chair: Harsha Agadi
Members: Michelle Adams, Michael Fucci, Paul Hobby, David Nierenberg
Meetings in 2020: 5
PRIMARY RESPONSIBILITIES
•Reviewing and approving goals of the CEO and other executive officers
•Determining, in conjunction with senior management, a compensation strategy for the CEO and other executive officers, including base salary
•Awarding equity-based awards to the CEO, other executive officers and other employees of the Company
•Making recommendations to the Board on Board compensation
•Overseeing benefit programs applicable to all employees of the Company

Corporate Governance

Corporate Governance & Nominating Committee	Chair: Ted Brown
Members: Michelle Adams, Paul Hobby, David Nierenberg
Meetings in 2020: 4
PRIMARY RESPONSIBILITIES
•Reviewing the structure, skills and experience of the Board
•Recommending candidates to the Board to fill vacancies as they occur
•Recommending a slate of nominees for election to the Board at the annual meeting
•Identifying qualified individuals to serve as potential Board members, including candidates recommended by shareholders
•Engaging and approving the fees for third-party director search firms
•Reviewing the composition of committees and giving the Board recommendations on rotations of chairpersons
•Overseeing, reviewing and recommending the Company’s Corporate Governance Guidelines and Code of Business Conduct and Ethics
•Reviewing potential conflicts of interest and related party transactions
•Reviewing executive succession plans

In February 2021, after a review of the Company’s corporate governance structure and ongoing needs, the Board created the Risk and Sustainability Committee as a fourth standing committee. The Risk and Sustainability Committee is chaired by Michael Fucci and its members are Harsha Agadi, John Gibson, Paul Hobby and David Nierenberg. The committee is tasked with oversight of the Company’s risk and its sustainability programs. A charter for the new committee is under development and will be posted to the Company’s website once approved by the Board.

The charters adopted for the Audit, Compensation and Corporate Governance and Nominating Committees are available on our website, www.flotekind.com. These charters describe each committee’s resources, responsibilities and authority in greater detail. The information on our website is not part of this Proxy Statement.

The Board and each of its committees are required to review their performance at least annually. This process is overseen by the Corporate Governance and Nominating Committee in consultation with the Chairman of the Board. In 2020, the Corporate Governance and Nominating Committee engaged Heidrick & Struggles to help facilitate the Board’s self-review of its effectiveness.

Director Independence

The NYSE, SEC and our Corporate Governance Guidelines require that that a majority of our directors, and that all of the members of our Audit, Compensation and Corporate Governance and Nominating Committees, are independent, using the criteria established by the NYSE and the SEC. The Board makes a determination annually of the independence of each director. For 2021, the Board has determined that all nominees other than Mr. Gibson are independent using the criteria established by the NYSE and the SEC.

Meetings and Director Attendance

During 2020, the Board met 11 times, the Audit Committee met six times, the Compensation Committee met five times, and the Corporate Governance and Nominating Committee met four times. All directors attended at least 75% of the Board meetings and the meetings of committees of which they were a member. The Company does not have a formal policy requiring members of the Board to attend the Meeting, although all directors are strongly encouraged to attend. All directors attended the last annual meeting of our shareholders.

Corporate Governance
Board Observer

In December 2020, the Company added Brian Miller as a non-voting board observer. Mr. Miller is the President of North Sound Management, Inc., the general partner of the Company’s largest shareholder. Mr. Miller is entitled to attend the Company’s board meetings and receive board materials, subject to certain limitations relating to, among other things, confidentiality, fiduciary requirements, attorney-client privilege and applicable legal requirements. The Company believes that this will enhance shareholder communication and provide better corporate governance. For a full description of the board observer arrangement, please see the Company’s Current Report on Form 8-K filed with the SEC on December 2, 2020.

Related Party Transactions

Flotek generally does not engage in transactions in which our executive officer or directors, any of their immediate family members, or any shareholders holding 5% or more of our outstanding common stock have a material interest. Any such transaction requires the approval of the Corporate Governance and Nominating Committee. No director may participate in the review or voting of any transaction in which he or she is a related party.

There were no related party transactions during 2020 that are required to be reported in this Proxy Statement.

Independent Registered Public Accounting Firm

BDO USA, LLP (“BDO”) served as our independent registered public accounting firm beginning for the year ended December 31, 2020 and provided certain tax and other services to us. The Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in our best interests and those of our shareholders. The Audit Committee annually reviews the performance of our independent registered public accounting firm and the fees charged for their services. Based upon the Audit Committee’s analysis of this information, the Audit Committee will determine which registered independent public accounting firm to engage to perform our annual audit each year. The Audit Committee is currently evaluating whether any change in the Company’s registered independent public accounting firm for the 2021 fiscal year is appropriate.

BDO and Moss Adams LLP, the Company’s former independent registered public accounting firm, billed the Company and its subsidiaries fees as set forth in the table below for (i) the audit of the Company’s 2020 and 2019, respectively, annual financial statements, (ii) the reviews for 2020 and 2019 respectively of quarterly financial statements and review of other documents filed with the SEC, and (iii) other work performed by BDO or Moss Adams LLP, as applicable. The Audit Committee reviews and pre-approves both audit and all permissible non-audit services provided by our independent registered public accounting firm, and, accordingly, all services and fees in the 2020 fiscal years were pre-approved by the Audit Committee.

	2020	2019
Audit fees	$1,203,486	$737,000
Audit-related fees	$108,702	$10,500
Tax fees	$353,565	$—
All other fees	$10,310	$—
Total	$1,676,063	$747,500

Corporate Governance

The Audit Committee engaged BDO as the Company’s independent registered public accounting firm on April 9, 2020. Fees included in “audit fees” in the table above are fees associated with the annual audit, including reviews of the Company’s 10-Q filings. Fees included in “audit-related fees” are associated with due diligence and internal review services performed by BDO in 2020, primarily related to the acquisition of JP3, as well as work performed related to the Company’s S-3 and S-8 filings. Fees in “tax fees” include tax return preparation, review and filing, as well as other tax advisory services, performed by BDO. Fees in the “all other fees” category includes work done by BDO on executive compensation valuation. Representatives of BDO are expected to be at the Meeting with the opportunity to make a statement if they desire, and to take questions from shareholders.
None of Moss Adams’ reports on the Company’s financial statements for the fiscal years ended December 31, 2019 and December 31, 2018 contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, other than an adverse opinion on the effectiveness of internal control over financial reporting for the year ended December 31, 2019. During the fiscal years ended December 31, 2019 and December 31, 2018 and the subsequent period preceding Moss Adams’ declining to stand for re-election, there were (i) no disagreements between the Company and Moss Adams on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Moss Adams, would have caused Moss Adams to make reference to the subject matter of the disagreement in their reports on the Company’s consolidated financial statements for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except Moss Adams’ report for the fiscal year ended December 31, 2019 expressed an opinion that the Company had not maintained effective internal controls over financial reporting.
Moreover, during the fiscal years ended December 31, 2018 and December 31, 2019 and the subsequent interim period from January 1, 2020 to April 9, 2020, neither the Company nor anyone on its behalf consulted with BDO regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, with the exception of preparing the income tax provision and tax compliance services for fiscal years ended December 31, 2018 and 2019, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided by BDO to the Company that BDO concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (iii) any matter that was subject to a disagreement (as described in Item 304(1)(a)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Audit Committee Report

The independent auditors provided the Audit Committee with a written statement describing all the relationships between the auditors and the Company that might bear on the auditors’ independence. The Audit Committee also discussed with the auditors any relationships that may impact the independence of the auditors. The Audit Committee reviewed and discussed with the independent auditors all communications required to be discussed by Standards of the PCAOB, including those described in Auditing Standard No. 1301.

The Audit Committee reviewed the Company’s audited financial statements as of and for the year ended December 31, 2020, and discussed them with management and the independent auditors. Based on such review and discussions described in this report, the Audit Committee recommended to the Board, and the Board subsequently approved the recommendation, that the Company’s audited financial statements be

Corporate Governance
included in its Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the SEC.

David Nierenberg (Chair)
Harsha V. Agadi
Ted D. Brown
April 22, 2021

This report of the Audit Committee shall not be deemed “soliciting material,” or to be “filed” with the SEC or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act. Further, this report will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act except to the extent that we specifically incorporate this report by reference.

Communication with the Board

Shareholders and other persons who wish to communicate with the Board, or with any individual director, may do so by calling Lighthouse Services Inc., a third party call center, at (800) 785-1003, or by correspondence addressed to the Board, or to an individual director, at our principal executive offices located at 8846 N. Sam Houston Parkway W., Houston, TX 77064. These communications are sent directly to the appropriate Board member.

Stock Ownership Guidelines

Our directors and executive officers are subject to certain stock ownership guidelines. Directors are required to own stock equal to at least 5x the current annual retainer. Executive officers are required to own stock equal to at least 6x base salary in the case of the Chief Executive Officer, and 2x base salary in the case of all other executive officers. Each director or executive officer has five years from the date he or she was appointed to achieve the appropriate stock ownership ratio. Directors or executive officers that do not meet the prescribed ratio must retain at least 25% of the net shares from the exercise of options or vesting of shares until they meet the applicable ratio.

As of December 31, 2020, all directors and executive officers have met the stock ownership guidelines.

Anti-Hedging and Pledging

Directors, officers and employees are prohibited by our Insider Trading Policy from hedging transactions related to our securities. This include prohibitions on short-selling, options (other than those granted as compensation), puts or calls, swaps, collars, forwards, futures and other similar derivative transactions. Directors, officers and employees are also prohibited from pledging our securities or engaging in margin transactions related to our securities.

ITEM 1:     ELECTION OF DIRECTORS

Our Board is not divided into classes, so all director positions are up for election every year. The Board currently has seven positions, but intends to reduce to six positions at the time of the Meeting due to the departure of Ms. Adams, as previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on March 15, 2021 and discussed below. The Board has nominated the following candidates for director:

Name	Board Member Since	Primary Occupation	Age
Harsha V. Agadi	2020	CEO of GHS Holdings, LLC	57
Ted D. Brown	2013	CEO, Confluence Resources, LP	66
Michael Fucci	2020	Chairman, Deloitte US (retired)	62
John W. Gibson, Jr.	2020	Chairman, President and CEO, Flotek Industries, Inc.	63
Paul W. Hobby	2019	Managing Partner of Genesis Park LP	60
David Nierenberg	2018	President of Nierenberg Investment Management Company, Inc.	68

In recommending this slate of candidates the Board and the Corporate Governance and Nominating Committee has taken into account the nominees’ experience, their expertise, their ethics and standards, and the diversity of views that this slate of candidates represents. A description of the candidates’ individual qualifications is below.

Each nominee has indicated approval of his or her nomination, and his or her willingness to serve if elected. If any nominee for election becomes unable to serve before the Meeting (which we do not expect), the persons named as proxies may vote for a substitute nominee or nominees, as may be designated by the Board prior to the Meeting.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE NOMINEES LISTED ABOVE.

Item 1: Election of Directors
DIRECTOR NOMINEES

Harsha V. Agadi	Age: 57
Director Since 2020

EXPERIENCE
•Chairman and CEO of GHS Holdings, LLC*
•Board member and former President and CEO of Crawford & Company (NYSE: CRDA)*
•Board member of Diversified Foodservice Supply, Inc.
•Chairman of Quiznos, LLC
•Chairman, The Krystal Company
•Chairman and CEO of Friendly’s Ice Cream, LLC
•President and CEO of Church’s Chicken

PHILANTHROPY & PUBLIC SERVICE
•Chairman and Managing Trustee, GHS Charitable Foundation, Inc.*
•Chairman and Managing Trustee, SKSVMA Charitable Trust*
•Board Member of Fuqua School of Business, Duke University*

EDUCATION
•Master of Business Administration, Fuqua School of Business at Duke University
•Bachelor of Commerce, University of Mumbai

BOARD ROLES
•Chairman of the Compensation Committee since 2020
•Member of the Audit Committee since 2021
•Member of the Risk and Sustainability Committee since 2021
•Independent Director
•Audit Committee Financial Expert

The Board believes that Mr. Agadi’s experience as an executive, board member and in the consumer products sector makes him a valuable member of the Board.
*Current Role

Ted D. Brown	Age: 66
Director Since 2013

EXPERIENCE
•President and CEO of Confluence Resources, LP*
•Senior Vice President and Advisor to the CEO and President of Noble Energy, Inc. (NYSE: NBL)
•Chairman and member of the Executive Committee of the Colorado Oil & Gas Association
•Chairman of Coloradans for Responsible Energy Development

PHILANTHROPY & PUBLIC SERVICE
•Former board member and ongoing volunteer for the Tennyson Center for Children*
•Active volunteer in local and national faith-based organizations*

EDUCATION
•Bachelor of Science, Mechanical Engineering, University of Wyoming

BOARD ROLES
•Chairman of the Corporate Governance & Nominating Committee since 2018
•Member of the Audit Committee since 2018
•Independent Director
•Financially Literate

The Board believes that Mr. Brown’s extensive experience across all phases of oil and gas exploration and production, as well as his understanding, execution and leadership of large capital programs, makes him a valuable member of the Board.
*Current Role

Item 1: Election of Directors

Michael Fucci	Age: 62
Director Since 2020

EXPERIENCE
•Executive Chairman/Chairman Emeritus of Deloitte U.S. LLP
•Member of the Global Board of Deloitte
•Chief Operating Officer of Deloitte Consulting

PHILANTHROPY & PUBLIC SERVICE
•Supporter of Montclair State University Business School*
•Involved in various community educational initiatives*

EDUCATION
•Bachelor of Science in Mathematics, Montclair State University

BOARD ROLES
•Chairman of the Risk and Sustainability Committee since 2021
•Member of the Compensation Committee since 2021
•Independent Director

The Board believes that Mr. Fucci’s extensive experience as an executive, board member and in the human capital and accounting sectors makes him a valuable member of the Board.
*Current Role

John W. Gibson, Jr.	Age: 63
Director Since 2020

EXPERIENCE
•Chairman, CEO and President of Flotek Industries, Inc.*
•Director of Orocobre Limited (ASX: ORE)*
•Director of BluWare, Inc.*
•Member of the Strategic Board of Advisors of Houston Mechatronics, Inc.*
•Senior Advisor, Tudor, Pickering Holt and Company*
•Chairman, Energy Technology of Tudor, Pickering, Holt & Company
•President and CEO of Tervita Corporation
•Director of Tervita Corporation
•Director of I-Pulse Inc.
•President and CEO of Paradigm B.V.
•Honorary Consul to Texas of Kazakhstan*

PHILANTHROPY & PUBLIC SERVICE
•National Board Member of Kickstart Kids*
•Benefactor of Christian Thinkers Society*

EDUCATION
•Master of Science in Geology, University of Houston
•Bachelor of Science in Geology, Auburn University

BOARD ROLES
•Chairman of the Board since 2020
•Member of the Risk and Sustainability Committee since 2021

The Board believes that Mr. Gibson’s extensive experience as an executive and director in the oil and gas services sector makes him a valuable member of the Board.
*Current Role

Item 1: Election of Directors

Paul W. Hobby	Age: 60
Director Since 2019

EXPERIENCE
•Founding Chairman and Managing Partner of Genesis Park LP*
•CEO and Director of Genesis Park Acquisition Company (NYSE: GNPK)*
•Director of NRG Energy, Inc. (NYSE: NRG)*
•Director of Stewart Information Services Corporation
•Director of Coastal Banc
•Director of Amegy Bank
•CEO of Alpheus Communications, L.P.
•Chairman of CapRock Services, Inc.
•Chairman of the Houston Branch of the Federal Reserve Bank of Dallas
•Assistant U.S. Attorney for the Southern District of Texas
•Chief of Staff to Bob Bullock, Lieutenant Governor of Texas

PHILANTHROPY & PUBLIC SERVICE
•Chairman, Texas Ethics Commission*
•Chairman, Greater Houston Partnership*
•Chairman, Texas General Services Commission*

EDUCATION
•Juris Doctorate, University of Texas Law School
•Bachelor of Arts in History, University of Virginia

BOARD ROLES
•Member of the Compensation Committee since 2019
•Member of the Corporate Governance and Nominating Committee since 2019
•Member of the Risk and Sustainability Committee since 2021
•Independent Director

The Board believes that Mr. Hobby’s experience as an executive, board member and in the legal and ethics sector makes him a valuable member of the Board.
*Current Role

Item 1: Election of Directors

David Nierenberg	Age: 68
Director Since 2018

EXPERIENCE
•Founder and President, Nierenberg Investment Management Company*
•Director of Riverview Bancorp (NASDAQ: RVSB)
•Director of Houston Wire and Cable Company (NASDAQ: HWCC)*
•Director of Electro Scientific Industries, Inc. (NASDAQ: ESIO)
•Director of Rosetta Stone (NYSE: RST)
•Partner, Bain & Company Inc.
•Chair for the Advisory Board of the Ira M. Millstein Center for Global Markets and Corporate Ownership at Columbia Law School*
•Chair of the Research Advisory Council of Glass, Lewis & Co.*
•Member of the Washington State Investment Board*

PHILANTHROPY & PUBLIC SERVICE
•Member of the board of The National WWII Museum*
•Member of the board of STAND for Children*
•Member of the board of Peace Health Southwest Washington Medical Center Foundation*

EDUCATION
•Juris Doctorate, Yale Law School
•Bachelor of Arts in History, summa cum laude, Yale University

BOARD ROLES
•Lead Independent Director since 2020
•Chair of the Audit Committee since 2020
•Member of the Compensation Committee since 2018
•Member of the Corporate Governance and Nominating Committee since 2018
•Member of the Risk and Sustainability Committee since 2021
•Independent Director
•Audit Committee Financial Expert

The Board believes that Mr. Nierenberg’s extensive experience on public company boards and his corporate governance experience makes him a valuable member of the Board.
*Current Role

The above biographical and other information for the six director nominees is current as of April 19, 2021.

As previously announced, Michelle Adams informed the Board that she would not be standing for reelection at the Meeting due to other time commitments. The Board wishes to express its deep appreciation for Ms. Adams’ service to the Company, including her time as chairwoman of the Compensation Committee. Also as previously announced, the Corporate Governance and Nominating Committee has engaged Heidrick & Struggles to assist with a search for a replacement for Ms. Adams. Our Corporate Governance and Nominating Committee is committed to actively seeking women and minority candidates for the pool from which Ms. Adams’ replacement is chosen. The Board expects that a replacement for Ms. Adams will not be join the Board until after the Meeting, and that the replacement director will stand for election at the 2022 annual meeting of shareholders.

The Board is committed to ensuring that the composition of the Board reflects the appropriate level of diverse viewpoints, taking into account gender, race, ethnicity, experience and background, and expects to have restored gender diversity prior to the 2022 annual meeting of shareholders.

Item 1: Election of Directors
DIRECTOR COMPENSATION
Board members receive an annual retainer of $52,000 and additional retainers for serving as a chair or member of a Board committee. Directors may elect to receive their annual retainer in stock of the Company in lieu of cash. The Audit Committee chair receives an annual retainer of $32,000, and Audit Committee members receive an annual retainer of $8,000. The Compensation Committee chair receives an annual retainer of $20,000 and Compensation Committee members receive an annual retainer of $8,000. The Corporate Governance and Nominating Committee chair receives an annual retainer of $16,000 and Corporate Governance and Nominating Committee members receive an annual retainer of $4,000. The Lead Independent Director receives an annual retainer of $24,000.
The members of the Board also receive an annual grant of restricted stock equal to a market value of $100,000. The restricted stock vests on the one year anniversary of the grant or on the date of the annual meeting of shareholders following the grant, whichever is earlier. Directors do not receive fees for attending Board or committee meetings.
As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on April 3, 2020, on April 3, 2020 the Board voted to temporarily reduce all compensation received by the non-employee directors by 20%, in light of the ongoing COVID-19 pandemic and volatility in the oil and gas markets. The amounts in the tables below reflect this reduction.

Mr. Gibson is not compensated for serving on the Board.

The following table provides the 2020 compensation of the non-employee directors:

Name	Fees earned or paid in cash	Stock awards(5)	Non-equity incentive plan compensation	All other compensation	Total
Michelle M. Adams	$61,350	$80,000	$—	$—	$141,350
Harsha V. Agadi	$24,000	$54,900	$—	$—	$78,900
Ted D. Brown	$64,600	$80,000	$—	$—	$144,600
Kevin W. Brown(1)	$25,600	$80,000	$—	$—	$105,600
L. Melvin Cooper(2)	$30,123	$—	$—	$—	$30,123
Michael Fucci	$6,240	$33,334	$—	$—	$39,574
Paul W. Hobby	$54,400	$80,000	$—	$—	$134,400
L.V. “Bud” McGuire(3)	$11,787	$—	$—	$—	$11,787
David Nierenberg(4)	$41,939	$121,600	$—	$—	$163,539
(1)Mr. Brown passed away on January 26, 2021.
(2)Mr. Cooper ceased being a director on May 5, 2020.
(3)Mr. McGuire ceased being a director on May 5, 2020.
(4)Mr. Nierenberg elected to receive the annual retainer in stock of the Company in lieu of cash.
(5)Awards were not vested as of December 31, 2020, and vest at the earlier of the Meeting or the anniversary of the 2020 annual meeting of shareholders.

Item 1: Election of Directors
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, EXECUTIVE OFFICERS AND DIRECTORS
The following table provides the beneficial ownership of Common Stock as of April 8, 2021, for (i) each named executive officer set forth in the Summary Compensation Table below, (ii) each of the Company’s directors (including each nominee), (iii) all of the Company’s current executive officers and directors as a group, and (iv) each other person known by the Company to be a beneficial owner of more than 5% of our outstanding Common Stock.

Name	Shares Owned(a)	Percent of Class(b)
Named Executive Officers and Directors and Nominees
John W. Gibson, Jr.	838,760	1.15%
John W. Chisholm(c)	1,180,095	1.62%
Elizabeth T. Wilkinson(d)	299,277	*
Michael E. Borton	250,841	*
Denise Allen	284,307	*
Michelle M. Adams	179,295	*
Harsha V. Agadi	92,500	*
Kevin W. Brown(e)	103,755	*
Ted D. Brown	199,432	*
L. Melvin Cooper(f)	170,763	*
Michael Fucci	14,493	*
Paul W. Hobby	175,955	*
L.V. “Bud” McGuire(g)	208,217	*
David Nierenberg(h)	4,840,969	6.66%
All executive officers and directors as a group (13 persons)(i)	7,646,954	10.52%
5% Beneficial Owners
North Sound Trading, L.P.(j)	7,000,000	9.63%
David Nierenberg(h)	4,840,969	6.66%
* Less than 1%.
(a)Except as otherwise disclosed, the persons named in the table have sole voting and investment power of all shares of common stock which are beneficially owned by them. None of the current executive officers or directors have pledged shares.
(b)Based on 72,685,562 shares of common stock outstanding as of April 8, 2021.
(c)Mr. Chisholm ceased to be an officer and a director of the Company effective January 5, 2020. Stock information taken from Mr. Chisholm’s Form 4 filed on January 3, 2020.
(d)Ms. Wilkinson ceased to be an officer of the Company effective June 15, 2020. Stock information taken from Ms. Wilkinson’s Form 4 filed on April 3, 2020.
(e)Mr. Brown ceased to be a director of the Company effective January 26, 2021. Stock information taken from Mr. Brown’s Form 4 filed on November 4, 2020.
(f)Mr. Cooper ceased to be a director of the Company effective May 5, 2020. Stock information taken from Mr. Cooper’s Form 4 filed on May 29, 2019.
(g)Mr. McGuire ceased to be a director of the Company effective May 5, 2020. Stock information taken from Mr. McGuire’s Form 4 filed on May 29, 2019.
(h)Includes 4,684,632 shares of common stock owned by The D3 Family Fund, LP, The D3 Family Bulldog Fund, LP, and Haredale Ltd. Mr. Nierenberg is the sole owner of Nierenberg Investment Management Company, Inc. Nierenberg Investment Management Company, Inc. is the investment manager with respect to the shares held by each of The D3 Family Fund, LP, The D3 Family Bulldog Fund, LP, and Haredale Ltd. Mr. Nierenberg has disclaimed

Item 1: Election of Directors
ownership of these securities except to the extent of his pecuniary interest therein. The address of the foregoing is 19605 NE 8th St., Camas, WA 98607.
(i)Includes shares held by Ryan Ezell, the Company’s President, Chemistry Technologies, TengBeng Koid, the Company’s President, Global Business, Nicholas J. Bigney, the Company’s Senior Vice President, General Counsel & Chief Compliance Officer, and James Silas, the Company’s Senior Vice President, Research & Innovation.
(j)The address of North Sound Trading, L.P. is Edward E. Murphy, c/o North Sound Management, Inc, 115 East Putnam Avenue, Greenwich, CT 06830. Ownership information originated from the Schedule 13D/A filed with the SEC by Brian Miller, North Sound Management, Inc. and North Sound Trading, L.P. on December 3, 2020. Brian Miller, North Sound Management, Inc. and North Sound Trading, L.P. have voting and investment power with respect to these shares.

ITEM 2: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

We are providing our shareholders with an opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K and in accordance with the SEC’s rules. This proposal, which may be referred to as a “say-on-pay” proposal, is required by Section 14A of the Exchange Act, which was put in place by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. We must provide this opportunity to our shareholders at least once every three years. The Board has determined to provide this opportunity on an annual basis.
The Board is asking our shareholders to approve the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers. Though this proposal calls for a non-binding advisory vote, our Board and Compensation Committee value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.
In view of the foregoing, our shareholders will vote on the following resolution at the Meeting: “RESOLVED, that the Company’s shareholders hereby approve, on an advisory basis, the compensation of the named executive officers of the Company as disclosed in the Company’s Proxy Statement for the 2021 Annual Shareholders Meeting in accordance with the Security and Exchange Commission’s compensation disclosure rules.”
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RESOLUTION APPROVING THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

Item 2: Advisory Vote on Executive Compensation
Compensation Overview and Strategy

Our executive compensation program has been designed to ensure that Flotek is able to attract and retain talented and experienced executive officers, motivate and reward both individual and team efforts, enhance accountability of the executive officers to the Board, and align incentives of our executive officers with our shareholders’ interests.
In 2020, Flotek introduced new leadership with the hiring of John W. Gibson, Jr. as the Company’s Chief Executive Officer, President and Chairman of the Board. As a component of the Company’s focus on improving shareholder returns, the Company evaluated and redesigned its executive compensation practices to more closely align with shareholder interests.
Our Compensation Committee is responsible for establishing, implementing and monitoring our compensation program. Each year the Compensation Committee evaluates the design of executive compensation within the context of Company performance, strategic priorities and market expectations. Through this process, they determine the appropriate mix of cash and non-cash compensation and short- and long-term incentive compensation for our executive officers in order to reward near-term performance and to encourage commitment to our long-range goals.
Flotek places a strong emphasis on both short-term and multi-year performance, with substantial weighting of total compensation based upon variable compensation as compared to our peers. Performance-based metrics include achievement of short- and long-term Company goals. In addition to evaluating financial performance, as well as total shareholder return compared to its peers, in 2020, the Company introduced new performance metrics related to the Company’s stock price performance. The Company believes this approach ensures the strongest outcomes for the Company and its shareholders.

The table below highlights compensation practices we have implemented because we believe they drive performance, as well as compensation practices we have not implemented because we do not believe they would serve our shareholders’ long-term interests.

What We Do	What We Do Not Do
We pay our named executive officers based on achievement of strategic goals and Company results by making a significant portion of compensation target-based	We do not reprice performance-based incentives to pay out in the event that the Company does not meet its compensation goals
We emphasize long-term equity incentives to align our executive compensation with shareholder interests	We do not maintain compensation programs that we believe motivate behavior or risk taking that is contrary to shareholder interest
We have employment contracts that include double-trigger change of control provisions	We do not provide significant benefits to named executive officers that are different from those we provide to other employees
We have stock ownership and retention guidelines designed to align management with shareholder interests	We do not permit our officers, directors or employees to hedge, pledge, or use margin accounts related to the Company’s stock

Our 2020 executive compensation program consisted of base salary, short-term incentives and long-term incentives, as described below:

Item 2: Advisory Vote on Executive Compensation

Compensation Element	Objective	Key Features
Base Salary	Provides regular income, reflecting scope of responsibilities, job characteristics, leadership skills and experience.	Reviewed annually based on individual performance. While base salary is not performance-based, annual increases are not guaranteed.
Short-Term Incentives	Rewards contributions to achievement of annual targets and individual performance, with a focus on key financial indicators.	Compensation Committee determines performance measures to align incentives with short-term goals.
Long-Term Incentives	Correlates pay with shareholder value and aligns executives with value increases; helps to retain executives in the competitive energy market.	Gives incentive for performance over long period, with a combination of staggered vesting and cliff vesting over three years.
Named executive officers are eligible to participate in our employee benefit plans, including medical, dental, and vision care programs, Company-paid accidental death, dismemberment, and life insurance, and Flotek’s 401(k) plan, on the same basis as other employees. Flotek has historically matched 401(k) contributions at certain percentage levels; however, during 2020, the Company suspended matching of 401(k) contributions in light of the economic impacts of COVID-19. The Company does not offer pension or retirement benefits other than the 401(k) plan. The Company’s international employees may have slightly different employee benefit plans than those offered to domestic employees, typically as a result of legal requirements of the specific country.
Executive officers are not permitted to participate in our employee stock purchase plan.
Peer Group Comparison
Our Compensation Committee considered data from a group of similar publicly-traded energy services companies and chemical companies (the “Peer Group”) to evaluate our executive compensation in 2020. During 2020, we worked with Meridian Compensation Partners, LLC to define our Peer Group and compare our executive compensation. We evaluated each element of compensation (base salary, short-term incentives, and long-term incentives), as well as the total of all compensation elements, to assess the competitiveness against our Peer Group.
The Compensation Committee also considered data from published survey sources and information from our directors, management, and compensation consultant to evaluate our executive compensation.
The companies in our Peer Group for 2020 were as follows:

Advanced Emission Solutions, Inc.	Hornbeck Offshore Services, Inc.
Aspen Aerogels, Inc.	Intrepid Potash, Inc.
CARBO Ceramics, Inc.	ION Geophysical Corporation
Energy Recovery, Inc.	Natural Gas Services Group, Inc.
Era Group Inc.	NCS Multistage Holdings, Inc.
Graham Corporation	Nuverra Environmental Solutions, Inc.
Gulf Island Fabrication, Inc.	RigNet, Inc.

Item 2: Advisory Vote on Executive Compensation
Named Executive Officers
Our named executive officers for 2020 were as follows:

Name and Age	Positions	Since
John W. Gibson, Jr. (63)(1)	President, Chief Executive Officer and Chairman	2020
John W. Chisholm (66)(2)	Chief Executive Officer	2012
	President and Chairman of the Board	2010
	Interim President	2009
Michael E. Borton (61)(3)	Chief Financial Officer	2020
Elizabeth T. Wilkinson (63)(4)	Chief Financial Officer	2018
Denise Allen (46)	Senior Vice President, Chief of Staff	2020
	Senior Vice President, Global Communications & Technology Commercialization	2017
(1)Mr. Gibson began service as President, Chief Executive Officer and Chairman on January 6, 2020.
(2)Mr. Chisholm ceased to be a director, officer and employee effective January 5, 2020.
(3)Mr. Borton began service as Chief Financial Officer on August 3, 2020.
(4)Ms. Wilkinson ceased to be an officer and employee effective June 15, 2020.

2020 Executive Officer Compensation

Base Salary
The Company reviews base salaries annually for the named executive officers. The Company includes several factors when reviewing base salaries, including base salaries paid for comparable positions in the Peer Group, published survey data, the relationship among base salaries paid within the Company, and individual experience and performance.

The Compensation Committee approved annual base salaries of $500,000 for Mr. Gibson and $340,000 for Mr. Borton upon their respective hiring. No salary increases were approved for any of the named executive officers during 2020.

In response to COVID-19 and volatile energy market conditions, on April 1, 2020, all of the named executive officers then at the Company, as well as all other executive officers, voluntarily took a reduction in their base salary in exchange for an equivalent amount of equity, with vesting one year from the award. Mr. Gibson took a reduction of 20%, and all other executive officers took a reduction of 10%. This reduction was effective through December 31, 2020.

2020 Short-Term Incentive

Under the terms of the 2020 short-term incentive program, executives could earn an annual cash bonus based on Company performance. The annual cash bonus program for 2020 was based on an Adjusted EBITDA (i.e., earnings before interest, taxes, depreciation and amortization) target. Each executive had a bonus target amount (expressed as a percentage of base salary) based on the Company’s achievement of Adjusted EBITDA targets for continuing operations in 2020. Adjusted EBITDA is a non-GAAP measure under which EBITDA is adjusted to exclude stock-based compensation and certain nonrecurring charges not directly related to the ongoing operations of the Company. The Compensation Committee determines Adjusted EBITDA for purposes of the cash bonus, taking into account recommendations from the

Item 2: Advisory Vote on Executive Compensation
Company’s Chief Financial Officer.

Executives receive 50% of their EBITDA bonus target amount for achievement of a minimum Adjusted EBITDA amount, 100% of the EBITDA bonus target amount for achievement of the target Adjusted EBITDA amount, and 150% of the EBITDA bonus target amount for achievement of a maximum Adjusted EBITDA amount. If Adjusted EBITDA is between these levels, the resulting EBITDA bonus percentage is calculated based on linear interpolation.
In addition to the EBITDA bonus, the Compensation Committee also retains the ability to award discretionary bonuses based on individual performances or in connection with completion of large transactions.
The total bonus percentage for each named executive officer was as follows for 2020:

Bonus Percentage Targets
John W. Gibson, Jr.	100%
John W. Chisholm(1)	*
Michael E. Borton	80%
Elizabeth T. Wilkinson(2)	75%
Denise Allen	75%
(1)Mr. Chisholm ceased to be a director, officer and employee effective January 5, 2020. As this was prior to the implementation of the 2020 short-term incentive program, Mr. Chisholm was not included in the program.
(2)Ms. Wilkinson ceased to be an officer and employee effective June 15, 2020.
2020 Short-Term Incentive Results
In 2020, the Company faced extremely challenging market conditions as a result of COVID-19, as well dramatic reductions in hydrocarbon demand and sharp decline in supply which impacted our core business. The Compensation Committee determined that the minimum Adjusted EBIDTA target had not been reached and therefore no cash bonuses had been earned based on the goal criteria. However, the Compensation Committee considered the Company’s favorable progress made against its strategic objectives for 2020 to advance its transformation and build a strong foundation for 2021 and beyond. In particular, the Compensation Committee recognized an improved Adjusted EBITDA result as compared to 2019 and a strong performance relative to peer companies.
After considering these achievements, the Compensation Committee awarded discretionary bonuses equal to approximately 38% of the target amounts and prorated for a partial year of service, where applicable. These bonuses were paid 50% in cash and 50% in restricted common stock of the Company with a vesting period of six months. These discretionary awards were intended to recognize the significant progress the Company made in an exceptionally challenging market, as well as to ensure the Company retains high-performing executives for sustained performance.
Mr. Gibson declined to take any bonus for 2020 in order to honor his promise not to take a bonus in 2020 unless the Company reached break-even results. As a result of Mr. Gibson’s request, no bonus was awarded by the Compensation Committee to Mr. Gibson.

	Adjusted
	EBITDA	Revenue	Goal	Discretionary(3)	Total
John W. Gibson, Jr.	$—	$—	$—	$—	$—
John W. Chisholm(1)	$—	$—	$—	$—	$—
Michael E. Borton	$—	$—	$—	$49,000	$49,000
Elizabeth T. Wilkinson(2)	$—	$—	$—	$—	$—
Denise Allen	$—	$—	$—	$82,500	$82,500

Item 2: Advisory Vote on Executive Compensation
(1)Mr. Chisholm ceased to be a director, officer and employee effective January 5, 2020.
(2)Ms. Wilkinson ceased to be an officer and employee effective June 15, 2020.
(3)Paid half in cash and half in restricted stock with a vesting period of six months.
2020 Long-Term Incentives
In order to incentivize executives to work toward the long-term success of the Company, the Compensation Committee instituted a long-term incentive program under which executives can earn awards of the Company’s stock.

The 2020 long-term incentive program provided for a total stock award based on a dollar value determined by multiplying a factor by the annual salary of the applicable executive. For 2020, the factors were as follows:

Award Factor
John W. Gibson, Jr.(1)	*
John W. Chisholm(2)	*
Michael E. Borton(3)	*
Elizabeth T. Wilkinson(4)	1.35
Denise Allen	1.35
(1)Mr. Gibson did not participate in the 2020 long-term incentive program of the Company, but instead was granted certain options and rights to purchase stock of the Company pursuant to his employment agreement. For more detail, please see the description of Mr. Gibson’s employment agreement below.
(2)Mr. Chisholm ceased to be a director, officer and employee effective January 5, 2020, which was prior to the implementation of the 2020 long-term incentive program. As a result, Mr. Chisholm was not included in the program.
(3)Mr. Borton joined the Company after the implementation of the 2020 long-term incentive program and was not included in that program. In lieu of inclusion in the 2020 long-term incentive program, Mr. Borton was granted certain stock options pursuant to his employment agreement. For more detail, please see the description of Mr. Borton’s employment agreement below.
(4)Ms. Wilkinson ceased to be an officer and employee effective June 15, 2020.
Awards made under the long-term incentive program were of two general types: restricted stock subject to time vesting (“Restricted Stock”), and stock based on relative total shareholder return (“TSR Stock”).
Restricted Stock. Each executive was granted restricted stock equal to (a) the executive’s award factor multiplied by (b) the executive’s salary and (c) 40%, divided by (d) a deemed share price of $1.58. These shares vest ratably on the date that is one year after the grant, December 31, 2021 and December 31, 2022.
TSR Stock. TSR Stock awards are based on two types of notional “units” granted to the relevant executives. The first type of unit is intended to reward performance based on performance of the Company as compared to the Peer Group (“TSR Peer Group Units”). Each participating executive was granted a number of TSR Peer Group Units equal to (a) the executive’s award factor multiplied by (b) the executive’s base salary and (c) 30%, divided by (d) a deemed share price of $1.58.
After December 31, 2022, the performance of the Company will be compared to the performance of the companies in the Peer Group during the period from January 1, 2020 to December 31, 2022 (the “Performance Period”). This is done by calculating the “Total Shareholder Return” for the Company and each company in the Peer Group by subtracting (a) the average closing price of the common stock of the applicable company for the last 20 trading days of the Performance Period from (b) the average closing price of the common stock of the applicable company for the 20 trading days immediately preceding the Performance Period (the “Beginning Price”) and then dividing the resulting difference by (c) the Beginning Price.
The TSR Peer Group Units are converted to restricted stock in the Company by multiplying the number of TSR Peer Group Units by a conversion rate equal to (a) 200%, if the Total Shareholder Return of the

Item 2: Advisory Vote on Executive Compensation
Company is equal to the 75th percentile when compared to the Peer Group, and (b) 100%, if the Total Shareholder Return of the Company is equal to the 50th percentile when compared with the Peer Group. If the Total Shareholder Return of the Company is between the 50th and the 75th percentile when compared to the Peer Group, the percentage used to calculate the conversion of the TSR Peer Group Units will be determined by linear interpolation. If the Total Shareholder Return of the Company is less than the 50th percentile when compared to the Peer Group, no TSR Peer Group Units will convert to shares in the Company.
The second type of unit is intended to reward performance based on the performance of the Company as compared to the Oilfield Equipment Services and Oil and Gas Drilling Global Industry Classification constituent companies of the Russell 2000 Index (the “Index Group”) during the Performance Period (the “TSR Index Group Units”). Each participating executive was granted a number of TSR Index Group Units equal to (a) the executive’s award factor multiplied by (b) the executive’s base salary and (c) 30%, divided by (d) a deemed share price of $1.58.
At the end of the Performance Period, the performance of the Company is compared to the performance of companies in the Index Group in the same manner as for the TSR Peer Group Units. The TSR Index Group Units are converted to restricted stock in the Company by multiplying the number of TSR Index Group Units by a conversion rate equal to (a) 200%, if the Total Shareholder Return of the Company is equal to the 75th percentile when compared to the Index Group, and (b) 100%, if the Total Shareholder Return of the Company is equal to the 50th percentile when compared with the Index Group. If the Total Shareholder Return of the Company is between the 50th and the 75th percentile when compared to the Index Group, the percentage used to calculate the conversion of the TSR Index Group Units will be determined by linear interpolation. If the Total Shareholder Return of the Company is less than the 50th percentile when compared to the Index Group, no TSR Index Group Units will convert to shares in the Company.
For both the TSR Peer Group Units and the TSR Index Group Units, the conversion rate can never be greater than 100% if the Total Shareholder Return for the Company during the Performance Period is a loss greater than 5%.
Unvested Restricted Stock and/or the right to convert TSR Peer Group Units and TSR Index Group Units are forfeited in the event the executive is not employed with the Company at the end of the Performance Period, although the Compensation Committee has the right to determine vesting in the event an executive dies, becomes disabled or retires prior to vesting.
If there is a change of control of the Company during the Performance Period, the TSR Peer Group Units and TSR Index Group Units convert at a rate of 100%.
2020 Long-Term Incentive Results
The amount of Restricted Stock and notional units awarded to the 2020 named executive officers is detailed in the table below. As described above, Restricted Stock vests over three years, and TSR Peer Group Units/TSR Index Group Units are not actual awards of common stock, but rather the potential to convert into common stock if the Company meets certain performance objectives in future years.

	Restricted	TSR Peer	TSR Index
	Stock	Group Units	Group Units	Total(5)
John W. Gibson, Jr.(1)	$—	$—	$—	$—
John W. Chisholm(2)	$—	$—	$—	$—
Michael E. Borton(3)	$—	$—	$—	$—
Elizabeth T. Wilkinson(4)	$189,000	$141,750	$141,750	$472,500
Denise Allen	$162,001	$121,500	$121,500	$405,001

Item 2: Advisory Vote on Executive Compensation
(1)Mr. Gibson does not participate in the long-term incentive programs of the Company, but instead was granted certain options and rights to purchase stock of the Company pursuant to his employment agreement for his long-term incentives. For more detail, please see the description of Mr. Gibson’s employment agreement below.
(2)Mr. Chisholm ceased to be a director, officer and employee effective January 5, 2020, which was prior to the implementation of the 2020 long-term incentive program. As a result, Mr. Chisholm was not included in the program.
(3)Mr. Borton joined the Company after the implementation of the 2020 long-term incentive program and was not included in that program. In lieu of inclusion in the 2020 long-term incentive program, Mr. Borton was granted certain stock options pursuant to his employment agreement. For more detail, please see the description of Mr. Borton’s employment agreement below.
(4)Ms. Wilkinson ceased to be an officer and employee effective June 15, 2020, at which time all restricted stock, TSR Peer Group Units and TSR Index Units granted under the 2020 long-term incentive program were forfeited.
(5)Amounts assume that the TSR Peer Group Units and the TSR Index Group Units convert at 100% and are valued as of the date of award.

Employment Agreements

A brief summary of the employment agreements of our 2020 named executive officers is as follows:
John W. Gibson, Jr. - Employment Agreement

Mr. Gibson entered into an employment agreement with the Company on December 21, 2019. Under the terms of the agreement, Mr. Gibson is paid a base salary of $500,000 annually and is eligible for an annual bonus with a target amount of 100% of base salary. Mr. Gibson was also granted 570,000 shares of restricted stock that vest ratably in five installments beginning on December 22, 2020 and each of the next four anniversaries thereafter. In lieu of participation in the Company’s long-term incentive programs, Mr. Gibson also received options to purchase up to 2,000,000 shares of common stock of the Company based on the performance of the Company through December 31, 2024. 33% of the options vest at a share price of $3.60, an additional 33% will vest at a share price of $5.40, and all options vest at a share price of $7.20. Mr. Gibson was also granted options to purchase up to 1,000,000 shares of common stock of the Company, which vest ratably over five years. In each case the exercise price of the options is the closing price of the Company’s common stock on December 21, 2019.

The term of Mr. Gibson’s employment agreement is until December 31, 2024. In the event that Mr. Gibson’s employment agreement is terminated, the Company will pay to Mr. Gibson the amount of salary earned but unpaid through the date of termination, together with any other earned but unpaid compensation. In addition, if Mr. Gibson’s employment is terminated as a result of his death, disability, without “cause” or for “good reason”, upon execution and delivery of a suitable release agreement, all of Mr. Gibson’s time-based equity awards will vest and all performance-based equity awards will vest to the extent the performance goals have been reached, and in the case of termination without “cause” or for “good reason,” Mr. Gibson shall have an exercise period of the earlier of approximately 36 months and the 10th anniversary of grant for any vested stock options. Further, if Mr. Gibson’s employment is terminated without “cause” or for “good reason” within 24 months following a change of control, subject to execution and delivery of a suitable release agreement, Mr. Gibson shall be entitled to receive severance equal to his base salary plus target annual bonus, and all unvested equity awards will vest other than performance-based equity awards, which will vest only if the performance criteria have been met.

A full description of Mr. Gibson’s employment agreement is available on the Company’s Current Report on Form 8-K filed with the SEC on December 27, 2019.

John W. Chisholm - Employment Agreement

Mr. Chisholm entered into an employment agreement with the Company on May 20, 2019 which was amended on October 18, 2019. Under the terms of the employment agreement, Mr. Chisholm was paid a base salary of $550,000 annually and was eligible to participate in the short-term incentive program with a target of 110% and the long-term incentive program with a factor of 2.25.

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Upon execution of the employment agreement, Mr. Chisholm was granted 85,000 shares of restricted stock that vest on the earlier of Mr. Chisholm’s termination of employment or March 31, 2020.

The employment agreement was effective from April 1, 2019 until March 31, 2020. Upon resignation of employment by Mr. Chisholm for certain material reductions in salary, duties or certain relocations (“Good Reason”), Mr. Chisholm was entitled to (a) $3,612,000, paid over 24 equal monthly installments, (b) reimbursement for COBRA premiums for up to one year, (c) 123,750 shares of stock, matching his time-vesting restricted stock portion of the 2019 long-term incentive program and (d) any bonuses earned but not yet paid under the 2019 short-term incentive program. Upon resignation other than for Good Reason, Mr. Chisholm was to be paid only base salary through the date of termination.
Until May 20, 2019, Mr. Chisholm was primarily compensated as an independent contractor through two entities controlled by Mr. Chisholm (the “Chisholm Entities”). The Chisholm entities indemnified the Company for all liabilities for taxes, income tax withholding and other similar liabilities that might arise related to the arrangement, and Mr. Chisholm personally guaranteed the Chisholm Entities’ indemnification.

Mr. Chisholm resigned from the Company as of January 5, 2020. The Company is entitled to withhold and/or apply a right of offset against Mr. Chisholm’s severance to amounts that would be due under the guarantee, bonus or salary that was previously overpaid, or taxes underwithheld from Mr. Chisholm, including taxes relating to the payments to the Chisholm Entities. In September 2020, the Company informed Mr. Chisholm that it would be suspending further severance payments.

Michael E. Borton - Employment Agreement

Mr. Borton entered into an employment agreement with the Company on July 29, 2020. Under the terms of the Agreement, Mr. Borton is paid a base salary of $340,000 annually and is eligible for an annual bonus with a target amount of 80% of base salary. In lieu of participation of in the Company’s 2020 long-term incentive program, Mr. Borton also received 240,000 shares of restricted stock and 360,000 options to purchase shares of Company stock, with a strike price equal to the price of the Company’s stock on the option grant date. In the event that, within 12 months of a “change of control,” Mr. Borton’s employment is terminated other than for “cause”, or Mr. Borton terminates his employment for “good reason,” all unvested equity awards shall become fully vested immediately prior to termination. In addition, if Mr. Borton’s employment is terminated without “cause” or for “good reason,” Mr. Borton, upon execution and delivery of a suitable release agreement, shall be eligible to receive severance equal to 12 months of Mr. Borton’s base salary, plus 100% of the annual bonus for the year of termination (determined and paid in the normal bonus cycle), and COBRA payments for up to 18 months. Mr. Borton’s employment agreement expires on December 31, 2022 (with automatic 12 month extensions unless written notice of non-renewal is timely given).

For a full description of Mr. Borton’s employment agreement, please see the Company’s Current Report on Form 8-K filed with the SEC on July 29, 2020.
Elizabeth T. Wilkinson - Employment Agreement
Ms. Wilkinson entered into an amended and restated employment agreement with the Company on May 20, 2019. Under the terms of the employment agreement, Ms. Wilkinson was paid a base salary of $350,000 annually and is eligible to participate in the short-term incentive program with a target of 75% and the long-term incentive program with a factor of 1.35.

The employment agreement was effective from April 1, 2019 until December 31, 2020. Upon termination of Ms. Wilkinson’s employment other than for “cause,” or resignation of employment by Ms. Wilkinson for certain material reductions in salary, duties or certain relocations Ms. Wilkinson was entitled to 150% of

Item 2: Advisory Vote on Executive Compensation
Ms. Wilkinson’s base salary and target bonus, payable in nine monthly installments, and reimbursement for COBRA premiums for up to one year.

Ms. Wilkinson departed the Company on June 15, 2020. The Company considers Ms. Wilkinson’s departure as a termination without “cause.”

Denise Allen - Employment Agreement
Ms. Allen’s prior employment agreement expired on December 31, 2020. On January 1, 2021, Ms. Allen entered into a new employment agreement with the Company. Pursuant to the employment agreement, Ms. Allen is paid a base salary of $300,000 annually and is eligible for an annual bonus with a target amount of 100% of base salary. Ms. Allen is also eligible to participate in the long-term incentive programs of the Company.
In the event that Ms. Allen’s employment is terminated without “cause” or for “good reason,” upon execution and delivery of a suitable release agreement, Ms. Allen is eligible for severance equal to 12 months of her base salary plus a prorated annual bonus, determined and paid in the ordinary bonus cycle, and will be eligible for COBRA premium reimbursement for up to 12 months. In addition, if a termination without “cause” or for “good reason” occurs within 18 months of a “change of control,” all outstanding equity awards become fully vested immediately prior to termination.

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2021 Outlook
For 2021, the Company has instituted a number of changes in response to the evolving and transitional nature of both the Company and the macroeconomic environment as a whole. Both the short-term and long-term incentive program have been revised to properly reflect the goal of the Company to reach break-even results and to align the overall goals of the compensation program with those of the Company’s current shareholders.
In addition, each of the Company’s executive officers, other than Mr. Gibson, have been assigned an individual director of the Board to work with as a mentor on a one-on-one basis. Mentors have been designated to assist with existing skillsets or to help develop new abilities. Through the mentorship program, the Company aims to further develop the Company’s executive team and increase effective communications between individual executives and directors. The Company expects that mentorships will change in response to the growing needs of the Company.
2021 Executive Officers

The following are biographies of each of our executive officers as of April 19, 2021.

John W. Gibson, Jr.	Chairman, Chief Executive Officer and President
Age: 63

EXPERIENCE & QUALIFICATIONS
•Director of Orocobre Limited (ASX: ORE)*
•Director of BluWare, Inc.*
•Senior Advisor, Tudor, Pickering, Holt & Company*
•Member of the Strategic Board of Advisors of Houston Mechatronics, Inc.*
•Chairman, Energy Technology of Tudor, Pickering, Holt & Company from May 2016 to December 2019.
•President and CEO of Tervita Corporation
•Director of Tervita Corporation
•Director of I-Pulse Inc.
•President and CEO of Paradigm B.V.
•Honorary Consul to Texas of Kazakhstan*

EDUCATION
•Master of Science in Geology, University of Houston
•Bachelor of Science in Geology, Auburn University

COMPANY ROLES
•Chairman, Chief Executive Officer and President since January 2020
•Member of Risk and Sustainability Committee since February 2021

*Current Role

Item 2: Advisory Vote on Executive Compensation

Denise Allen	Senior Vice President, Chief of Staff
Age: 46
Board Mentor: Ted Brown

EXPERIENCE & QUALIFICATIONS
•Executive Vice President at Edelman from April 2005 to April 2017
•Communications Director and Whip Assistant for U.S. Congressman Max Sandlin
•Completed a Leadership and Business Development program at the University of Chicago Booth School of Business
•Graduate and on the Board of Directors of Leadership Houston
•Member of the Emerging Leaders at Rice University’s Baker Institute for Public Policy
•Holds a certificate from the Institute for Crisis Management

EDUCATION
•Bachelor of Arts in Journalism, University of Texas

COMPANY ROLES
•Senior Vice President, Chief of Staff since April 2020
•Senior Vice President, Global Communications & Technology Commercialization from April 2017 to April 2020

Nicholas J. Bigney	Senior Vice President, General Counsel & Chief Compliance Officer
Age: 43
Board Mentor: TBD

EXPERIENCE & QUALIFICATIONS
•Vice President, General Counsel & Secretary of Oiltanking North America from April 2018 to January 2020
•Assistant General Counsel, Nabors Industries from August 2010 to March 2018
•Associate, Skadden Arps Slate Meagher & Flom, Energy & Infrastructure Group
•Associate, Milbank Tweed Hadley & McCloy, Project Finance Group
•Admitted to practice law in New York and Texas
•Fluent in Japanese

EDUCATION
•Juris Doctorate, Columbia Law School
•Bachelor of Arts in Japanese, Brigham Young University

COMPANY ROLES
•Senior Vice President, General Counsel & Chief Compliance Officer since January 2021
•Senior Vice President, General Counsel & Corporate Secretary from February 2020 to December 2020

Item 2: Advisory Vote on Executive Compensation

Michael E. Borton	Chief Financial Officer
Age: 61
Board Mentor: Harsha Agadi

EXPERIENCE & QUALIFICATIONS
•Chief Financial Officer of Dynasty Sports and Entertainment from April 2019 to July 2020
•Chief Financial Officer of Wombat Security Technologies from February 2015 to August 2018
•Chief Financial Officer of Harmony Information Systems
•Certified Management Accountant
•Earned Certificate of Distinguished Performance from the Institute of Management Accounting

EDUCATION
•Masters of Business Administration in Finance, Indiana University, Bloomington
•Bachelor of Science, Business Administration, Major in Accounting, Valparaiso University

COMPANY ROLES
•Chief Financial Officer since August 2020

Dr. Ryan Ezell	President, Chemistry Technologies
Age: 42
Board Mentor: Michael Fucci
EXPERIENCE & QUALIFICATIONS •Vice President, Baroid Drilling Fluids, Halliburton from May 2006 to July 2019 •Published scientist •Author on more than 26 patents
EDUCATION
•Ph. D in Polymer Science, University of Southern Mississippi
•Bachelor of Science in Chemistry, Millsaps College

COMPANY ROLES
•President, Chemistry Technologies since August 2020
•Senior Vice President, Operations from March 2020 to August 2020
•Vice President, Operations from August 2019 to March 2020

Item 2: Advisory Vote on Executive Compensation

TengBeng Koid	President, Global Business
Age: 57
Board Mentor: David Nierenberg

EXPERIENCE & QUALIFICATIONS
•President of Energy Solutions from December 2011 to June 2020
•CEO of Energy Solutions International, Inc.
•Vice President of IHS Markit
•President, International of SMT, Inc.
•Executive Vice President and Chief Operating Officer of ION Geophysical
•Vice President, Halliburton Company
•Vice President, Landmark Graphics
•Board member of irth Solutions, LLC
•Board member of LMK Resources
•Board member of Energy Solutions International, Inc.

EDUCATION
•Master of Business Administration, Bath University
•Bachelor of Science in Computer Science, University Science Malaysia

COMPANY ROLES
•President, Global Business since June 2020
•President of JP3 Measurement, LLC since November 2020

Dr. James A. Silas	Senior Vice President, Research & Innovation
Age: 46
Board Mentor: Paul Hobby
EXPERIENCE & QUALIFICATIONS •Assistant Professor of Chemical Engineering, Texas A&M University
EDUCATION
•Ph. D. in Chemical Engineering, University of Delaware
•B.S.E. in Chemical Engineering, Princeton University
•Postdoctoral Fellow in Bioengineering at the University of Pennsylvania

COMPANY ROLES
•Senior Vice President, Research & Innovation since May 2016
•Vice President, Research & Innovation from May 2015 to May 2016
•Research Scientist from June 2013 to May 2015

As previously announced, John Chisholm ceased to be a director, officer and employee effective January 5, 2020, and Elizabeth Wilkinson ceased to be an officer and employee effective June 15, 2020.
Changes to Compensation Programs
For 2021, the Company redesigned its compensation programs to further align with shareholder interests. as follows:
Short-Term Incentive Program
The short-term incentive program for 2021 includes both financial and individual performance metrics. All executives have a target bonus equal to 100% of base salary. Actual payouts are based on meeting

Item 2: Advisory Vote on Executive Compensation
financial, personal, individual and ESG goals approved by the Compensation Committee. Payout under the 2021 short-term incentive program is also subject to a liquidity test; if the Company does not meet the liquidity test, no amounts are paid in respect of the short-term incentive program, regardless of whether or not the goals were achieved.
Long-Term Incentive Program
The long-term incentive program for 2021 has been redesigned to include equity awards that incentivize long-term performance and to be more heavily weighted towards performance-based metrics. Under the 2021 long-term incentive program, executives other than Mr. Gibson are granted equity-based awards based on a multiplier to their base salary, with amount of shares determined by reference to a deemed share price of $1.44 (the closing price of the Company’s stock on the date of grant). As discussed above, Mr. Gibson was granted certain options and restricted stock under his employment agreement in lieu of participation in the Company’s long-term incentive programs.
40% of the equity awards are restricted stock that vest ratably over 4 years. This element of the program is designed to ensure that executives have a sufficient overall equity interest in the Company to align with shareholders generally.
30% of the equity awards are performance-based options with a strike price equal to the Company’s stock price on the award date. These options vest 1/4 each at share prices of $3, $4, $5 and $7 if those prices are achieved (based on a 90-day VWAP) on or before December 31, 2024. These options expire in 10 years. If the target share price is not reached before December 31, 2024, the options are forfeited. This element of the program is designed to incentivize executives to reach meaningful share price targets, with the 90-day VWAP measurement implemented to eliminate awards as the result of temporary spikes.
The remaining 30% of the equity awards are performance-based options with a strike price equal to the Company’s stock price as of the grant date, and vest based on the achievement of a percentage of revenue from newly-developed products measured over a three year period. Options vest 1/3 each at new product revenue percentages of 15%, 20% and 25%; otherwise they are forfeited. This element of the program is designed to encourage innovation and new products to ensure that the Company can remain competitive in the markets in which it competes.
Changes to Peer Group
The Company adjusted its Peer Group for 2021 to take into account change in the market and changes in the Company. The Peer Group for 2021 is as follows:

Advanced Emission Solutions, Inc.	Intrepid Potash, Inc.
Aspen Aerogels, Inc.	ION Geophysical Corporation
Energy Recovery, Inc.	Natural Gas Services Group, Inc.
FutureFuel Corp.	NCS Multistage Holdings, Inc.
Geospace Technologies Corporation	Nuverra Environmental Solutions, Inc.
Graham Corporation	Solaris Oilfield Infrastructure, Inc.
Gulf Island Fabrication, Inc.	Trecora Resources

Item 2: Advisory Vote on Executive Compensation
Other Policies, Guidelines and Practices Related to Executive Compensation
Stock Ownership Guidelines
The Company has stock ownership guidelines for its executive officers to help further align compensation incentives with shareholders. Each executive has five years from the date appointed to his or her position (or within five years of the adoption of the guidelines, if the guidelines were adopted after the executive was appointed) to achieve the stock ownership ratio for his or her position.

Role	Ratio
Chief Executive Officer	6 times base salary
Other executive officers	2 times base salary
Executives that do not meet the above ownership ratio must retain 25% of the net shares acquired from exercising stock options or vesting of shares until they reach the applicable stock ownership ratio.
At December 31, 2020, all current executives have met or exceeded the guidelines.
Hedging and Pledging of Company Securities
Directors, officers and employees are prohibited by our Insider Trading Policy from hedging transactions related to our securities. This include prohibitions on short-selling, options (other than those granted as compensation), puts or calls, swaps, collars, forwards, futures and other similar derivative transactions. Directors, officers and employees are also prohibited from pledging our securities or engaging in margin transactions related to our securities.
None of the Company’s current executive officers or directors have pledged or hedged any common stock of the Company.
Claw-back Policy
Each executive that participates in the short-term incentive plan and long-term incentive plan agrees to abide by any compensation recovery, recoupment or other similar plan as may be approved by the Board or a committee thereof, or as may be required by applicable law. In addition, our executive contracts allow the Company to enact clawback policies with retroactive effect (applicable to all forms of compensation) and are subject to any clawback policies enacted by applicable law or a securities exchange.
Tax Gross-Ups on Severance
There are no tax gross-ups on any payments to executives, including severance payments.
Accounting for Stock-Based Compensation
The Company accounts for stock-based payments in accordance with the requirements of Accounting Standards Codification (ASC) Topic 718, “Stock Compensation.” Equity-based compensation is expensed over the requisite service period pursuant to the grant award terms. The Company considers the expense associated with stock-based incentive awards when granting such awards.
Section 409A
To the extent we permit executives to defer compensation or we commit to deliver compensation at a later date than when earned and vested, we make every attempt to meet the requirements of Section 409A of the Internal Revenue Code (the “Code”). Failure to satisfy the Section 409A requirements could subject the executives receiving deferred compensation to a 20% excise tax.

Item 2: Advisory Vote on Executive Compensation
Summary Compensation Table
The following table provides information concerning compensation earned in our fiscal years 2020 and 2019 by our named executive officers:

Name and Principal Position	Year	Salary(6)	Bonus(5)	Stock Awards(6)(7)	Option Awards(7)	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
John W. Gibson, Jr. - Chairman, President and Chief Executive Officer(1)	2020	$435,385	$—	$74,074	$—	$—	$3,544	$513,003
	2019	$—	$—	$1,100,100	$3,660,000	$—	$—	$4,760,100
John W. Chisholm – President, Chief Executive Officer and Chairman of the Board(2)	2020	$33,357	$—	$—	$—	$—	$711,673	$745,030
	2019	$626,238	$—	$668,013	$—	$116,161	$—	$1,410,412
Michael E. Borton - Chief Financial Officer(3)	2020	$137,308	$24,500	$247,701	$385,200	$—	$—	$794,709
Elizabeth T. Wilkinson - Chief Financial Officer(4)	2020	$180,693	$—	$483,053	$—	$—	$510,417	$1,174,163
	2019	$337,671	$—	$277,998	$—	$92,728	$—	$708,397
Denise Allen - Senior Vice President, Chief of Staff	2020	$289,269	$41,250	$455,298	$—	$—	$—	$785,817
	2019	$337,524	$33,750	$270,855	$—	$79,480	$—	$721,609
(1)Mr. Gibson began service as Chairman, President & Chief Executive Officer on January 6, 2020. Mr. Gibson’s inducement equity grants pursuant to his contract took place in 2019 and are included in the 2019 compensation. These inducement grants consisted of 570,000 restricted shares, with pro-rata vesting over five years, and 3,000,000 options, with 1,000,000 of these options vesting ratably over five years and with the remaining 2,000,000 vesting based on achievement of certain share price targets. The strike price of the options is equal to the Company’s share price on the date of grant. Due to the inducement grants, Mr. Gibson does not participate in the other long-term incentive programs of the Company. For a more thorough discussion of Mr. Gibson’s inducement awards, please see the description of Mr. Gibson’s employment contract above. Amounts in “All Other Compensation” for Mr. Gibson includes the reimbursement of rent and utilities for an apartment near the Company’s home office, as approved by the Compensation Committee of the Board.
(2)Mr. Chisholm ceased to be a director, officer and employee effective January 5, 2020. Amounts in “All Other Compensation” includes severance paid to Mr. Chisholm. Pursuant to the employment agreement with Mr. Chisholm, the Company offset Mr. Chisholm’s severance payments in amounts that may become owed by the Company for which Mr. Chisholm has agreed to indemnify the Company. In September 2020, the Company suspended all severance payments to Mr. Chisholm.
(3)Mr. Borton began service as Chief Financial Officer on August 3, 2020. Pursuant to his employment contract, Mr. Borton was granted 240,000 shares of restricted stock that vest ratably over three years on the anniversary of his employment. Mr. Borton was also granted 360,000 options with a strike price equal to the Company’s share price on the date of grant. 180,000 of these options vest based on the achievement of certain share price targets, and 180,000 of these options vest based on the Company’s total shareholder return relative to its peer group as defined by the 2020 long-term incentive program.
(4)Ms. Wilkinson ceased to be an officer and employee effective June 15, 2020. Amounts in “All Other Compensation” includes severance paid to Ms. Wilkinson.
(5)Bonus amounts for Mr. Borton and Ms. Allen for 2020 only reflects cash portion of the discretionary bonus for the short-term incentive program. Restricted stock portion of the bonus is included in the Stock Awards figure for those years and individuals.
(6)Stock Awards amounts for 2020 include the fair market value of TSR Peer Group Units and TSR Index Group Units awarded during 2020. Stock Award amounts for 2020 for Mr. Gibson, Ms. Wilkinson and Ms. Allen include restricted shares in exchange for reduction in salary taken on April 1, 2020 as described in the Company’s Current Report on Form 8-K filed with the SEC on April 3, 2020. Mr. Gibson took a 20% reduction in salary and Ms. Wilkinson and Ms. Allen took a 10% reduction in salary. For a discussion of the valuation methodology used for restricted stock, option and other equity grants, please see Note 18 in the Company’s Annual Report on Form 10-K filed with the SEC on March 16, 2021.
(7)The amounts shown in the Stock Awards and the Option Awards columns reflect the full grant date fair value of restricted stock, options and other equity awarded calculated pursuant to FASB ASC Topic 718.

Item 2: Advisory Vote on Executive Compensation
Outstanding Equity Awards
The following table provides information relating to outstanding equity-based awards held by each named executive officer as of December 31, 2020:

	Option Awards						Stock Awards
Name	Year of Grant	Number of underlying unexercised securities exercisable	Number of securities underlying unexercised options unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options	Option Exercise Price	Option Expiration Date	Number of shares or units of stock that have not vested	Market value of shares of unites of stock that have not vested	Equity Incentive plan awards: Number of shares, units or other rights that have not vested	Equity Incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested
John W. Gibson, Jr.	2020(1)	—	—	—	—	—	92,593	$195,371	—	$—
	2019(2)	—	2,000,000	—	$1.93	12/31/26	—	$—	—	$—
	2019(3)	200,000	800,000	—	$1.93	1/21/29	—	$—	—	$—
	2019(4)	—	—		—	—	456,000	$962,160	—	$—
John W. Chisholm(5)	—	—	—	—	—	—	—	$—	—	$—
Michael E. Borton	2020(6)	—	—	—	—	—	240,000	$506,400	—	$—
	2020(7)	60,000	120,000	—	$1.42	12/31/22	—	$—	—	$—
	2020(8)	—	180,000	—	$1.42	12/31/22	—	$—	—	$—
Elizabeth T. Wilkinson(9)	—	—	—	—	—	—	—	$—	—	$—
Denise Allen	2020(10)	—	—	—	—	—	27,778	$58,612	—	$—
	2020(11)	—	—	—	—	—	102,532	$216,343	—	$—
	2020(12)	—	—	—	—	—	—	$—	76,899	$162,257
	2020(13)	—	—	—	—	—	—	$—	76,899	$162,257
	2019(14)	—	—	—	—	—	27,000	$56,970	—	$—
	2019(15)	—	—	—	—	—	—	$—	30,375	$64,091
	2019(16)	—	—	—	—	—	—	$—	30,375	$64,091
(1)Vested on April 1, 2021.
(2)Vests ratably at share prices of $3.60, $5.40 and $7.20.
(3)Vests ratably over a five year period on each anniversary of the grant date of December 22, 2019.
(4)Vests ratably over a five year period on each anniversary of the grant date of December 22, 2019.
(5)Mr. Chisholm ceased to be a director, officer and employee effective January 5, 2020, at which time all time-vesting Restricted Stock, TSR Peer Group Units and TSR Index Group Units were forfeited by Mr. Chisholm.
(6)Vests ratably over a three year period on each anniversary of the grant date of August 3, 2020.
(7)Vests ratably at share prices of $2.00, $5.00 and $7.00.
(8)Vest based on the “total shareholder return” as compared to the Company’s 2020 peer group in the same manner as described in the 2020 long-term incentive program described above.
(9)Ms. Wilkinson ceased to be an officer and employee effective June 15, 2020, at which time all time-vesting Restricted Stock, TSR Peer Group Units and TSR Index Group Units were forfeited by Ms. Wilkinson, other than 32,407 shares of Restricted Stock granted to Ms. Wilkinson in return for taking a salary reduction, and 40,000 shares of Restricted Stock granted to Ms. Wilkinson at the time of her employment, for which vesting was accelerated.
(10)Vested on April 1, 2021.
(11)Vests ratably over a three year period on each anniversary of the grant date of March 3, 2020.
(12)Awards to be granted based on the “total shareholder return” based on the Company’s peer group under the 2020 long-term incentive program described above.
(13)Awards to be granted based on the “total shareholder return” based on the Company’s index group under the 2020 long-term incentive program described above.
(14)Vests in equal portions on May 24, 2021 and May 24, 2022.

Item 2: Advisory Vote on Executive Compensation
(15)Awards to be granted based on the “total shareholder return” based on the Company’s peer group under the 2019 long-term incentive program as described in the Company’s proxy statement filed with the SEC on April 3, 2020.
(16)Awards to be granted based on the “total shareholder return” based on the Company’s index group under the 2019 long-term incentive program as described in the Company’s proxy statement filed with the SEC on April 3, 2020.

ITEM 3: APPROVAL OF AN AMENDMENT TO THE FLOTEK INDUSTRIES, INC. 2018 LONG-TERM INCENTIVE PLAN

On April 19, 2021, our Board adopted an amendment to the Flotek Industries, Inc. 2018 Long-Term Incentive Plan (the “2018 Plan” or the “Plan”), subject to shareholder approval.
Stockholder Vote
We are asking you to approve an amendment to the 2018 Plan to increase the number of shares of our common stock available for the granting of awards under the 2018 Plan from 5,700,000 to 8,500,000, or an increase of 2,800,000 shares. Based on our projected usage, the Compensation Committee estimates that the shares available under the 2018 Plan after this amendment will be sufficient to provide grants until 2023. However, we cannot predict these factors with certainty, and the share reserve under the 2018 Plan could last for a shorter or longer time. Only the number of available shares is amended by this amendment. The other terms and conditions of the 2018 Plan remain unchanged. A copy of the proposed amended 2018 Plan is attached to this Proxy Statement as Annex A.
As mentioned above, we have changed our executive compensation program beginning in 2021 in order to place a greater portion of our executives’ compensation at risk by providing it in the form of equity and making a significant portion of the equity awards performance-based options.
Purpose of the Plan
The purpose of the 2018 Plan is to assist us in (i) attracting and retaining the best available personnel for positions of substantial responsibility, (ii) motivating personnel by providing additional incentives to employees, non-employee directors, and individual consultants, including providing financial incentives for individual performance, and (iii) promoting the success of the Company’s business interests.
Equity Compensation Plan Information
The following table summarizes equity compensation plan information regarding equity securities authorized for issuance under the 2018 Plan, the 2019 Non-Executive Director Incentive Plan (the “2019 Plan), and the 2020 inducement equity plan (the “2020 Plan” and, together with the 2018 Plan and the 2019 Plan, the “Plans”) as of April 19, 2020:

Plan category(1)	Outstanding Options(4)	Full Value Awards Outstanding	Number of Shares Available
Equity compensation plans approved by security holders(2)	1,448,963	2,805,990	753,228
Equity compensation plans not approved by security holders(3)	660,000	752,167	137,354
Total	2,108,963	3,558,157	890,582
(1)Mr. Gibson was granted certain options and restricted stock pursuant to his employment contract. These awards were granted in 2019, and were not pursuant to any of the Plans. These long-term options and restricted stock awards, which vest ratably over five years or in connection with performance targets, were a material part of the inducement for Mr. Gibson to join the Company as CEO, and are in lieu of Mr. Gibson’s participation of any of the long-term incentive plans of the Company. Mr. Gibson’s inducement awards are accordingly not included in these calculations. For a more thorough description of the inducement grants to Mr. Gibson, please see the description of Mr. Gibson’s employment agreement above.
(2)Comprised of shares under the 2018 Plan and the 2019 Plan.

Item 3: Amendment to 2018 Long-Term Incentive Plan
(3)Comprised of shares under the 2020 Plan instituted in connection with the acquisition of JP3 Measurement, LLC pursuant to the rules of the NYSE. Shares may only be used for inducement of new employees and cannot be granted to existing employees. For more detail on the 2020 Plan please see the Form S-8 Registration Statement filed with the SEC on June 18, 2020.
(4)The Outstanding Options have a weighted average exercise price of $1.26 and a weighted average remaining term of 4.08.
Usage of Shares for Awards
During 2018, 2019 and 2020, the grants of shares under the Plans and the “run rate,” a measure of annual equity compensation as a percentage of total equity, are shown in the table below. The three-year average run rate for 2018, 2019 and 2020 was 3.26%, when not taking into account forfeitures of awards.

Grant Year	Options(1)	Time-Based Restricted Stock	Performance-Based Awards	Earned Performance-Based Awards	Total Full-Value Awards	Weighted-Average Common Shares	Run Rate(2)
2018	—	984,238	407,698	—	1,391,936	57,995,000	1.70%
2019	—	924,022	501,530	—	1,425,552	58,750,000	1.57%
2020	1,327,796	3,113,978	922,786	—	4,036,764	68,312,000	6.50%
(1)Amounts do not include the inducement awards granted to Mr. Gibson at his employment, as discussed above.
(2)Calculated as the sum of Options, Time-Based Restricted Stock and Earned Performance-Based Awards divided by Weighted-Average Common Shares.

The increase in awards during 2020 reflects the transitional nature of the Company during the year, and was largely due to one-time awards under the 2020 Plan in connection with inducement/retention awards granted to the employees of JP3 Measurement, LLC in connection with its acquisition by the Company, and to Mr. Borton and Mr. Koid, the Company’s new Chief Financial Officer and President, Global Business respectively, upon their hiring.
Due to the change in the management team and employees of the Company during 2019 and 2020, as well as failure to achieve performance goals, a number of the awards for 2018, 2019 and 2020 have been forfeited. Forfeitures of awards made in 2018, 2019 and 2020 under the Plans, and associated run rate when taking into account the forfeitures, are shown in the table below. When taking into account forfeitures, the average three-year run rate was 2.37%.

Grant Year	Options Forfeited	Time-Based Restricted Stock Forfeited	Performance- Based Awards Forfeited	Run Rate
2018	—	309,205	407,698	1.16%
2019	—	302,941	383,066	1.06%
2020	556,498	552,072	340,918	4.88%

Item 3: Amendment to 2018 Long-Term Incentive Plan
The recipients of the grants under the Plans for 2018, 2019 and 2020 were as follows:

	2018		2019		2020
Participant	Shares	%	Shares	%
Named Executive Officers	352,502	25.3%	698,752	49.0%	1,308,158	24.4%
Other Executive Officers	370,646	26.6%	397,128	27.9%	2,581,229	48.1%
Non-employee Directors	207,438	14.9%	251,172	17.6%	537,678	10.0%
Other Employees	461,350	33.2%	78,500	5.5%	937,495	17.5%
Service Providers	—	—%	—	—%	—	—%
Total	1,391,936	100.0%	1,425,552	100.0%	5,364,560	100.0%

Future Issuances Under the 2018 Plan
Under the 2018 Plan, shares are reserved in a number sufficient to satisfy the maximum shares that may be issued under an award. Shares awarded under the 2018 Plan that terminate by expiration, forfeiture, cancellation, or otherwise shall again be available for awards under the 2018 Plan, but shares that are used to cover tax withholding or option exercise prices cannot be reused under the 2018 Plan.
As of April 19, 2021, approximately 156 persons were eligible to receive awards under the 2018 Plan, including all of our executive officers and non-employee directors.
Future grants under the 2018 Plan will be made at the discretion of our Board or the Compensation Committee, and, accordingly, future benefits under the 2018 Plan are not currently determinable. The 2020 Summary Compensation Table appearing elsewhere in this Proxy Statement shows the equity awards that were made under the 2018 Plan in 2019 and 2020 to our named executive officers.
On April 19, 2021, the last reported sale price of our common stock on the NYSE was $1.44.
Description of the 2018 Plan
The following summary of the material features of the Plan is qualified in its entirety by reference to the full text of the Plan, which is incorporated herein by reference to Annex A to this Proxy Statement.

Eligibility and Available Awards

The Plan provides for the grant of incentive stock options and non-qualified options (collectively, “stock options”), restricted stock, stock appreciation rights, performance shares and performance units, restricted stock units, and other stock-based awards (each, an “Award”). All employees and individual consultants of the Company or of any affiliate (as defined in the Plan) of the Company and non-employee directors of the Company are eligible to receive grants of Awards under the Plan. However, incentive stock options may be granted only to employees of the Company and certain of its affiliates. Further, non-qualified options and stock appreciation rights may only be granted to employees and consultants of the Company or entities in a chain of corporations in which the Company has a controlling interest and to non-employee directors of the Company. The selection of eligible individuals to whom Awards will be granted is within the discretion of the Administrator. It is currently expected that some of our employees will participate in the Plan, along with all non-employee directors who serve on the Company’s Board of Directors.

Administration

The Plan is administered by our Board of Directors and any of its committees (in such capacity, each the “Administrator”). Except as otherwise determined by the Board of Directors, the Compensation Committee

Item 3: Amendment to 2018 Long-Term Incentive Plan
of the Board of Directors shall serve as the Administrator. No member of the Compensation Committee shall vote or act upon any matter relating solely to himself or herself. Grants of Awards to members of the Compensation Committee must be ratified by the Board of Directors.

Subject to the provisions of the Plan, the Administrator will, among other things, (i) determine who are service providers; (ii) determine the fair market value of Awards; (iii) select the service providers to whom Awards may be granted; (iv) determine the number of shares to be covered by each Award; (v) determine when Awards are to be granted and the applicable date of grant; (vi) approve forms of Award agreements; (vii) determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award, including but not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance goals), any acceleration of vesting or waiver of forfeiture or repurchase restrictions (subject to any minimum vesting requirements), and any restriction or limitation regarding any Award or the shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine; (viii) construe and interpret the terms of the Plan, Award agreements and Awards; (ix) prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to the creation and administration of sub-plans; (x) amend the terms of any outstanding Award Agreement or Award, including the discretionary authority to extend the post termination exercise period of Awards and accelerate the satisfaction of any vesting criteria or waiver of forfeiture or repurchase restrictions, provided that any amendment that would adversely affect a participant’s rights under an outstanding Award shall not be made without the participant’s written consent; (xi) allow participants to satisfy withholding tax obligations by electing to have the Company withhold from the shares or cash to be issued upon exercise or vesting of an Award; (xii) authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator; (xiii) allow a participant to defer the receipt of the payment of cash or the delivery of shares that would otherwise be due to the participant under an Award; (xiv) determine whether Awards shall be settled in shares, cash or in a combination thereof; (xv) determine whether Awards shall be adjusted for dividends or dividend equivalents; (xvi) create other stock-based awards for issuance under the Plan; (xvii) impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a participant or other subsequent transfers by the participant of any shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers; (xviii) establish one or more programs under the Plan to permit selected participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance goals, or other event that absent the election, would entitle the participant to payment or receipt of shares or other consideration under an Award; (xix) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan, any Award agreement and any other instrument or agreement relating to an Award; and (xx) make all other determinations that the Administrator deems necessary or advisable for administering this Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. However, the Administrator may not exercise any right or power reserved to the Board. Any action taken or determination made by the Administrator pursuant to the Plan will be binding on all parties. No member of the Board of Directors or one of its committees, in its capacity as Administrator, will be liable for any action or determination made in good faith with respect to the Plan or an Award granted thereunder.

The Board may amend, alter, suspend, or terminate the Plan at any time without prior notice to or consent of any person; provided, however, except as specifically permitted under the Plan in connection with a change of control, no amendment (other than any amendment the Board deems necessary in order to permit Awards to meet the requirements of the Code, or other applicable laws, or to prevent adverse tax consequences to the participants), suspension or termination of the Plan may, without the consent of the holder of an Award, terminate such Award or adversely affect such person’s rights with respect to such Award in any material respect unless or to the extent specified in the Award itself. However, no amendment shall be effective prior to its approval by the stockholders, to the extent such approval is

Item 3: Amendment to 2018 Long-Term Incentive Plan
required by (i) applicable legal requirements or (ii) the requirements of any securities exchange on which the Company’s stock may be listed.

Stock Available for Issuance

Upon stockholder approval of the Plan and subject to adjustment as provided in the Plan, the maximum number of shares of common stock that may be issued under the Plan will be 8,500,000 shares, all of which may be issued pursuant to incentive stock options. Each share of common stock that is the subject of an Award granted under the Plan may be made available from authorized but unissued shares, treasury stock, or shares of common stock acquired in the open market. No fractional shares shall be issued under the Plan. Each share of common stock that is the subject of an Award, including each share underlying an Award that is measured by shares but that is intended to be settled in cash, shall be charged against the maximum share limitations at the time the Award is granted and generally may not again be made subject to Awards under the Plan pursuant to such limitations; provided, however, a share underlying an award may be made subject to Awards again under the Plan in certain limited circumstances, such as if the Award terminates by expiration, forfeiture, cancellation or otherwise without the issuance of the Shares.

Award Limits

The maximum number of shares of common stock subject to stock options and stock appreciation rights (combined) awarded to any one participant pursuant to the Plan in any calendar year shall not exceed 1,000,000 shares. The maximum number of shares of common stock which may be subject to Awards of restricted stock made to any one participant pursuant to the Plan in any calendar year shall be 1,000,000 shares. The maximum amount of compensation which may be paid to any participant in any calendar year pursuant to Awards of restricted stock units shall not exceed $10,000,000. The maximum amount of compensation that may be paid to any participant in any calendar year pursuant to other stock-based awards under the Plan, (i) if the compensation under the other stock-based awards is denominated under the award agreement only in terms of shares of common stock or a multiple of the fair market value per share of common stock, shall not exceed the fair market value (determined as of the date of vesting) of 1,000,000 shares of common stock; or (ii) in all other cases, shall not exceed $10,000,000. The foregoing limitations on the numbers of shares of common stock that may be issued and that may be subject to Awards are subject to adjustment, as provided in the Plan.

Adjustments Upon Changes in Capitalization or Reorganization

In the event of any change in the outstanding shares of common stock by reason of any stock split, stock dividend or other non‑recurring dividends or distributions, recapitalization, merger, consolidation, spin‑off, combination, repurchase or exchange of stock, reorganization, liquidation, dissolution or other similar corporate transaction that affects the common stock, an adjustment shall be made, as the Administrator deems necessary or appropriate, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Such adjustment may include an adjustment to the number and class of shares which may be delivered under this Plan, the number, class and price of shares subject to outstanding Awards, the number and class of Shares issuable pursuant to Options, and the numerical limits contained in the Plan. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number. The Plan does not permit the re-pricing of stock options or stock appreciation rights without stockholder approval.

Minimum Vesting

Awards shall be subject to a minimum vesting requirement of at least one year from the date the Award was granted, and no portion of any such Award may vest or become exercisable earlier than the first anniversary of the date such Award was granted; provided, however, that for purposes of Awards granted to non-employee directors, “one year” may mean the approximately one-year period from one regular

Item 3: Amendment to 2018 Long-Term Incentive Plan
annual stockholder meeting to the immediately following regular annual stockholder meeting, as long as the period is not less than 50 weeks. The foregoing minimum vesting requirement shall not apply: (i) with respect to 5% of the share reserve of 8,500,000 shares (such amount set forth above) or (ii) to the vesting of an Award that is accelerated as a result of a change of control or termination of the participant due to his or her death or disability, in all cases under terms consistent with the Plan.

Types of Awards

Stock Options. Stock options entitle the holder to purchase a specified number of shares of common stock at an exercise price per share specified on the date of grant. The Administrator has the authority to grant stock options, specifying the terms and conditions of each stock option (including the time or times at which and the circumstances under which the stock option is exercisable), subject to the terms of the Plan. The Administrator will also have the authority to determine whether stock options granted to employees will be incentive stock options or non-qualified options.

The exercise price at which shares of common stock may be purchased upon the exercise of a stock option will not be less than 100% of the fair market value of our common stock on the date that the stock option is granted. In the case of incentive stock options granted to an employee owning more than ten percent (10%) of the total combined voting power of us and certain of our affiliates, the exercise price at which shares of common stock may be purchased upon the exercise of such incentive stock option shall not be less than 110% of the fair market value of our common stock on the date of grant. The aggregate fair market value of shares of common stock granted pursuant to stock options (determined as of the date the stock option is granted under the Plan (or any other stock option plan of ours or certain of our affiliates)) that become exercisable with respect to an employee for the first time as incentive stock options during any one calendar year cannot exceed $100,000.

Except for grants of incentive stock options to employees owning more than ten percent (10%) of the total combined voting power of us and certain of our affiliates (which stock options may not be exercised later than five years after the date of grant), no stock option may be exercised later than the date which is ten years after the date of grant. To exercise a stock option granted under the Plan, the person entitled to exercise the stock option must provide written notice to us, setting forth the number of shares of common stock with respect to which the stock option is to be exercised, accompanied by full payment for the shares being purchased and any required withholding taxes, unless other arrangements have been made with the Administrator. The payment must be in cash, check acceptable to the Company, by the Company withholding shares otherwise issuable from the exercise of the stock option, or other method of payment at the Administrator’s discretion.

Restricted Stock. Restricted stock is common stock that is subject to forfeiture and such other restrictions as the Administrator may impose, including performance criteria, transfer, and repurchase restrictions. The Administrator has authority and discretion to determine what restrictions apply to the restricted stock and when and how the restrictions of one Award of restricted stock may differ from those of any other Award of restricted stock.

Unless otherwise provided in the Award agreement, holders of restricted stock have the right to vote and the right to receive dividends or other distributions paid or made with respect to such shares. All such dividends and distributions shall be held back by the Company and shall be subject to the same restrictions on transferability, vesting and forfeit-ability as the shares of restricted stock with respect to which they were paid. If for any reason the restrictions imposed by the Administrator are not met on the date set forth in the Award Agreement, the restricted stock for which restrictions have not lapsed shall automatically be forfeited by the participant and shall again be available for grant under this Plan.

Stock Appreciation Rights. A stock appreciation right entitles a participant to receive (either in cash, common stock, or a combination thereof), upon exercise of the stock appreciation right, the excess, if any, of (i) the fair market value per share of common stock on the date of exercise over (ii) the fair market

Item 3: Amendment to 2018 Long-Term Incentive Plan
value per share of common stock on the date of grant. The Administrator may provide that the excess may not exceed a specified amount. Stock appreciation rights may be payable in cash, shares of common stock, or a combination thereof. The Administrator shall determine, at the date of grant, the number of shares of common stock to which the stock appreciation right applies, the time or times at which and the circumstances under which a stock appreciation right may vest and be exercised, the term of the stock appreciation right, subject to a ten year maximum term, and such other terms and conditions as the Administrator may determine. To exercise a stock appreciation right, the person entitled to exercise the stock appreciation right must provide written notice to us, setting forth the number of shares of common stock with respect to which the stock appreciation right is to be exercised, accompanied by full payment of any required withholding taxes, unless other arrangements have been made with the Administrator.

Performance Shares and Performance Units. Performance shares and performance units may be granted pursuant to performance share Award or performance unit Award at any time and shall be determined by the Administrator in its sole discretion. In the case of a performance share, a share will be issued pursuant to the award agreement. A performance unit is an unfunded and unsecured promise to deliver shares, cash or other securities equal to the value set forth in the award agreement. Each performance unit and performance share shall have an initial value established by the Administrator on or before the date of grant. Performance shares shall have an initial value equal to the fair market value of a share on the date of grant. The applicable award agreement will set forth performance goals and the extent to which those goals were met at the end of the performance period shall generally determine the payout or removal of restrictions. Performance units may be paid in cash, shares of common stock, or a combination of cash and stock. On a date set forth in the applicable award agreement, all unearned or unvested performance units and performance shares shall automatically be forfeited to the Company, and the shares subject to such awards (if any) shall again be available for grant under the Plan.

Performance goals may include, but are not limited to, the following: (i) stock price; (ii) earnings per share; (iii) increase in revenues; (iv) increase in cash flow; (v) cash flow per share; (vi) increase in cash flow return; (vii) return on net assets; (viii) return on assets; (ix) return on tangible assets; (x) return on investment; (xi) return on capital; (xii) return on equity; (xiii) return on invested capital; (xiv) return on capital employed; (xv) economic value added; (xvi) gross margin; (xvii) net income; (xviii) pretax earnings; (xix) pretax earnings before interest; (xx) pretax earnings before interest, taxes, depreciation and amortization; (xxi) pretax operating earnings after interest expense and before incentives, service fees and extraordinary or special items; (xxii) operating income; (xxiii) total stockholder return; (xxiv) debt reduction; (xxv) successful completion of an acquisition, initial public offering, private placement of equity or debt; (xxvi) reduction of expenses; or (xxvii) any combination or of a specified increase, decrease or change, as applicable, in any of the foregoing. The Administrator may set performance goals based upon the achievement of Company‑wide, divisional, or individual goals (including solely continued service) or any other basis determined by the Administrator in its sole discretion.

Restricted Stock Units. An award of a restricted stock unit is a right, subject to satisfaction of terms and conditions as imposed by the Administrator, to receive upon vesting, the value of the number of notional shares vested. The right to receive payment of an award of restricted stock units may be conditioned upon continued employment or achievement of performance goals. The holder of a restricted stock unit Award shall have no rights of a stockholder and shall have no voting rights with respect to any restricted stock unit Award. Restricted stock unit awards may be payable in cash, shares of common stock, or a combination thereof. The Administrator has the authority to determine the periods of restriction, the amount payable under the award, and any other terms and conditions consistent with the Plan.

Other Stock-Based Awards. Other stock-based awards may be granted either alone, in addition to, or in tandem with, other awards granted under the Plan and/or cash awards made outside of the Plan. At the Administrator’s discretion, other stock-based awards may be payable in cash. The Administrator has the authority and discretion to determine the terms and conditions, if any, of other stock-based awards, including any dividend or voting rights.

Item 3: Amendment to 2018 Long-Term Incentive Plan
Withholding

We are generally required to withhold tax on the amount of income recognized by a participant with respect to an Award. The Administrator may make such provision for the withholding of taxes as it deems necessary. Withholding requirements may be satisfied by, among other ways, (a) tender of a cash payment to us or (b) withholding of cash payable or of shares of common stock otherwise issuable under an Award.

Amendment of Awards

The Administrator may amend an Award; provided, however, except in the case of a change of control, no amendment of an Award may, without the consent of the participant, adversely affect the participant’s rights with respect to such Award in any material respect.

Clawback

All compensation and Awards payable or paid under the Plan and any sub-plans shall be subject to the Company’s ability to recover incentive-based compensation from executive officers, as is or may be required by the provisions of any clawback policy implemented by the Company, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations or rules promulgated thereunder, or any other “clawback” provision required by applicable law or the listing standards of any applicable stock exchange or national market system.

Term of the Plan

The Board originally approved the Plan to be effective on March 16, 2018 (the “Effective Date”), subject to the Company’s stockholders approving the Plan not more than one year after the date of the Plan’s adoption by the Board. The Company’s stockholders approved the Plan on April 27, 2018. The Plan was further amended effective as of May 24, 2019. The Plan shall continue in effect for a term of 10 years from the Effective Date unless terminated earlier pursuant to the terms of the Plan.

Term of Awards

The term of each Award shall be for such period as may be determined by the Administrator; provided, however, that in no event shall the term of any such Award exceed a period of ten years (or such shorter terms as may be required in respect of an Incentive Stock Option under Section 422 of the Code).

Change of Control

Unless otherwise provided in an Award, upon the occurrence of a change of control (defined generally as certain reorganizations, mergers, consolidations, sales of all or substantially all of our assets, or liquidations), the Board may, but is not required to, take any one or more of the following actions with respect to Awards: (i) accelerate vesting and the time at which all stock options and stock appreciation rights then outstanding may be exercised; (ii) waive, alter, and/or amend the performance criteria and other restrictions and conditions of Awards then outstanding, with the result that the affected Awards may be deemed vested, and any applicable restricted period or other limitations on payment in full with respect thereto shall be deemed to have expired, as of the date of the change of control or such other date as may be determined by the Board; (iii) cause any acquirer to assume the Plan and the Awards or exchange the Awards for the acquirer’s stock; (iv) terminate the Plan; and (v) terminate and cancel all outstanding unvested or unexercised Awards as of the date of the change of control on such terms and conditions as it deems appropriate.

The Board will, in connection with a change of control, have the right to require all participants to transfer and deliver to us all Awards previously granted to the participants in exchange for an amount equal to the

Item 3: Amendment to 2018 Long-Term Incentive Plan
cash value of the Awards. The cash value of an Award will equal the sum of (i) the cash value of all benefits to which the participant would be entitled upon settlement or exercise of any Award that is not a stock option or restricted stock, and (ii) in the case of a stock option, stock appreciation right or restricted stock, the excess of the market value per share (as defined in the Plan) over the option price (in the case of an option), strike price (in the case of a stock appreciation right) or the market value per share of restricted stock, as applicable, multiplied by the number of shares as to which such Award is vested. If an Award is a stock option or stock appreciation right and no cash value exists with respect thereto, then such cash-out shall be effectuated with no cash (or other) payment to the party holding such Award.

Summary of Certain Federal Income Tax Considerations

The following summary is based on certain applicable provisions of the Code, as currently in effect, and the income tax regulations and proposed income tax regulations issued thereunder. This summary does not purport to cover all federal income tax consequences or any federal employment tax or other federal tax consequences that may be associated with the Plan, nor does it cover state, local, employment, foreign or other taxes.

Status of Stock Options. Stock options granted under the Plan may be either incentive stock options or non-qualified options. Under certain circumstances, an incentive stock option may be treated as a non-qualified option. The tax consequences, both to the option holder and to us, differ depending on whether a stock option is an incentive stock option or a non-qualified option.

Non-qualified Options. Generally, no federal income tax is imposed on the option holder upon the grant of a non-qualified stock option. If the shares of common stock received by an option holder upon the exercise of a non-qualified option are not subject to certain restrictions in the hands of the option holder, then the option holder will be treated as receiving compensation, taxable as ordinary income in the year of exercise. The amount recognized as ordinary income upon such an exercise is the excess of the fair market value of the shares of common stock at the time of exercise over the exercise price paid for such common stock.

Incentive Stock Options. No federal income tax is imposed on the option holder upon the grant or exercise of an incentive stock option. The option holder will recognize no ordinary income for federal income tax purposes upon disposition of stock acquired pursuant to the exercise of an incentive stock option, if the option holder (i) does not dispose of the shares of common stock acquired pursuant to the exercise of an incentive stock option within two years from the date the option was granted or within one year after the shares of common stock were transferred to the option holder (the “Holding Period”), and (ii) is an employee of either (a) the corporation granting the option, (b) the parent corporation or a subsidiary corporation of the granting corporation, or (c) a corporation (or the parent corporation or a subsidiary corporation of such corporation) that has assumed such option of another corporation as a result of a corporate reorganization, merger, or similar transaction. Such employment must continue for the entire time from the date the option was granted until three months before the date of exercise or twelve months before the date of exercise if employment ceases due to permanent and total disability (as defined in Section 22(e)(3) of the Code). If common stock received upon exercise of an incentive stock option is disposed of after completion of the Holding Period, any difference between the exercise price paid for such common stock and the amount realized on the disposition will be treated as a capital gain or loss. The gain, if any, realized upon such a disposition will be treated as a long-term capital gain. Any loss realized upon such a disposition will be treated as a long-term capital loss. In the case of disposition of shares of common stock following expiration of the Holding Period, we would not be entitled to any deduction in connection with the grant or exercise of the incentive stock option or the disposition of the shares of common stock so acquired.

If, however, an option holder disposes of shares of common stock acquired pursuant to the exercise of an incentive stock option before expiration of the Holding Period (a “Disqualifying Disposition”), the option holder would be treated as having received, at the time of disposition, compensation taxable as ordinary

Item 3: Amendment to 2018 Long-Term Incentive Plan
income. The amount treated as compensation is the lesser of (i) the excess of the fair market value of the common stock at the time of exercise over the exercise price, or (ii) the excess of the amount realized on disposition over the exercise price. The balance of the gain, if any, realized upon such a disposition will be treated as a long-term or short-term capital gain depending on the holding period. If the amount realized at the time of the disposition is less than the exercise price, the option holder will not be required to treat any amount as ordinary income, provided that the disposition is of a type that would give rise to a recognizable loss. In such event, the loss will be treated as a long-term or short-term capital loss depending upon the holding period. A disposition generally includes a sale, exchange, gift or a transfer of legal title, but does not include certain other transfers, such as by reason of death or a pledge or an exchange of shares described in Section 424(c) of the Code.

Although the exercise of an incentive stock option does not result in current taxable income, there are implications with regard to the Alternative Minimum Tax (“AMT”). The excess of the fair market value of shares of common stock acquired upon exercise of an incentive stock option over the exercise price paid for such shares of common stock is an adjustment to AMT income for the option holder’s taxable year in which such exercise occurs (unless the shares of common stock are disposed of in the same taxable year and the amount realized is less than the fair market value of the shares on the date of exercise, in which event the amount included in AMT income will not exceed the amount realized on the disposition over the adjusted basis of the shares).

Stock Appreciation Rights. Upon the exercise of a stock appreciation right, if shares are received in settlement of the stock appreciation right, the fair market value of those shares received is recognized as income for federal income tax purposes at the time of exercise. If a participant receives cash upon the exercise of a stock appreciation right, the amount of cash received is recognized as income for federal income tax purposes at the time of exercise.

Restricted Stock. Generally, the grant of restricted stock will not be a taxable event to the participant, and we will not receive a deduction. Absent an 83(b) election (described below), the participant will be taxed at ordinary income rates when the stock vests (an amount equal to the difference between the fair market value of the stock on the vesting date and the consideration paid, if any, for the shares), and we will receive a corresponding deduction. However, the participant may elect to make an 83(b) election not later than 30 days after the grant of the restricted stock. An 83(b) election is an election permitted under Section 83(b) of the Code that allows the participant to recognize compensation income on the restricted stock at the time of the grant equal to the difference between the fair market value of the stock on the date of grant and the amount paid, if any, for the shares. If the participant makes an 83(b) election, we receive a corresponding deduction at the time of the grant, and the participant is not taxed, nor do we receive any deduction, upon vesting of the shares.

When the participant sells the shares following vesting, he or she may realize a capital gain if the sales price is greater than his or her basis in the shares. The participant’s basis for this purpose is the fair market value at the time of vesting (if no 83(b) election is made) or at the time of grant (if an 83(b) election is made). We do not receive a deduction upon disposition of the stock by the participant. If, following vesting, the participant sells the shares and the amount realized is more than the participant’s basis in the stock, the participant will recognize a capital gain. If, following vesting, the participant sells the shares and the amount realized is less than the participant’s basis in the stock, the participant will recognize a capital loss. The capital gain or loss will be either short-term or long-term, depending on the holding period of the shares. The holding period commences upon vesting (if no 83(b) election is made) or upon grant (if an 83(b) election is made).

Restricted Stock Units. In general, a participant who receives a restricted stock unit award will not be taxed on receipt of the Award; instead, upon vesting (or potentially settlement, depending upon how the restricted stock unit is structured), the amount paid to the participant (whether in cash, shares, or a combination thereof) denominated in cash will be taxable as compensation to the participant.

Item 3: Amendment to 2018 Long-Term Incentive Plan
Other Tax Considerations

In the event of a change of control of the Company, certain payments in the nature of compensation to certain individuals, if contingent on the change of control, could be nondeductible to us and subject to an additional 20% tax to the participant. Awards under the Plan that are made, vest, or become payable in connection with a change of control may be required to be taken into account in determining whether these penalties apply.

Some Awards granted under the Plan may be considered non-qualified deferred compensation that is subject to special rules and an additional 20% tax to the participant if not compliant with Section 409A of the Code. The Administrator intends to design and administer such Awards either to be exempt from or to comply with Section 409A of the Code and avoid the imposition of any additional tax under Section 409A of the Code, but is not required to do so. There is no commitment or guarantee that any federal, state, local, or foreign tax treatment will (or will not) apply or be available to any participant with respect to any Award.

Inapplicability of ERISA

Based on current law and published interpretations, we do not believe that the Plan is subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Notwithstanding the foregoing, the Plan expressly provides that there is no commitment or guarantee that any federal, state, or local tax treatment will (or will not) apply or be available to any person who participates or is eligible to participate in the Plan.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of a majority of the total votes cast at the Meeting is required to approve an amendment to the 2018 Plan.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” ITEM NO. 3 TO APPROVE THE AMENDMENT TO THE FLOTEK INDUSTRIES, INC. 2018 LONG-TERM INCENTIVE PLAN.

OTHER MATTERS

The Board is not aware of any other matters that may come before the Meeting. However, the proxies may be voted with discretionary authority with respect to any other matters that may properly come before the Meeting.
Annual Report
An Annual Report to Stockholders of the Company for the fiscal year ended December 31, 2020 is enclosed herewith. This report does not form any part of the material for solicitation of proxies.
Stockholder Communications
Stockholders and interested parties who wish to communicate with the Board, or with any individual director, may do so by (1) calling Lighthouse Services Inc., a third party call center, at (800) 785-1003 or (2) correspondence addressed to the Board, or to an individual director, at the principal executive offices of the Company at 8846 N. Sam Houston Parkway W., Houston, TX 77064. All such communications received from stockholders are sent directly to Board members.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires certain officers, directors and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC and further requires us to identify in this Proxy Statement those officers, directors and persons who failed to timely file such a report. The Form 3 for Ryan Ezell was filed late due to administrative changes in the Company. Excepting the late filing disclosed above, and based solely on our review of these forms or written representations from such officers, directors and persons who own more than 10% of our common stock, we believe that all Section 16(a) filing requirements were met with respect to the 2020 fiscal year.
Householding of Proxy Materials
The SEC permits a single set of notices, annual reports, and proxy statements to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding.
As a result, if you hold your shares through a broker and you reside at an address at which two or more stockholders reside, you will likely be receiving only one notice, annual report, and proxy statement unless any stockholder at that address has given the broker contrary instructions. However, if any beneficial stockholder residing at an address of which two or more stockholders reside wishes to receive a separate notice, annual report, or proxy statement in the future, or if any beneficial stockholder that elected to continue to receive separate notice, annual reports, or proxy statements wishes to receive a single notice, annual report, or proxy statement in the future, that stockholder should contact his or her broker or send a request to our Corporate Secretary at our principal executive offices, 8846 N. Sam Houston Parkway W., Houston, Texas 77064, telephone number (713) 849-9911. We will deliver, promptly upon written or oral request to our Corporate Secretary, a separate copy of the notice, 2020 Annual Report, and this Proxy Statement to a beneficial stockholder at a shared address to which a single copy of the documents was delivered.
Important Dates for 2022 Annual Meeting

Shareholder proposals submitted for inclusion under Rule 14a-8 of the Securities & Exchange Commission (the “SEC”) for inclusion in our 2022 proxy statement must be submitted in writing and received by our corporate secretary no later than December 23, 2021. Shareholder proposals to be presented in person at the 2022 annual meeting must be submitted after February 3, 2022 but no later than March 5, 2022. Section 14–15 of Article II of the Second Amended and Restated Bylaws of the Company sets out a detailed procedure for stockholder proposed director candidates.

ANNEX A

FLOTEK INDUSTRIES, INC.
2018 LONG-TERM INCENTIVE PLAN

1.    Purpose of this Plan. The purpose of this Plan is to: (i) attract and retain the best available personnel for positions of substantial responsibility, (ii) provide additional incentive to Employees, Non-Employee Directors and Consultants, and (iii) promote the success of the Company’s business interests. This Plan permits the grant of Incentive Stock Options, Non-Qualified Options, Restricted Stock, Stock Appreciation Rights, Performance Units, Performance Shares, Restricted Stock Units, and Other Stock‑Based Awards.

2.    Definitions. As used in this Plan, the following definitions shall apply:

(a)    “Administrator” means the Board or any of its Committees that shall be administering this Plan, in accordance with Section 4 of this Plan. Except as otherwise determined by the Board, the Compensation Committee shall be the Administrator.

(b)    “Affiliate” means (i) any entity in which the Company, directly or indirectly, owns 50% or more of the combined voting power, as determined by the Administrator, (ii) any trades or businesses, whether or not incorporated, which are members of controlled group or are under common control (as defined in Sections 414(b) or (c) of the Code) with the Company, or (iii) any other entity, approved as an Affiliate by the Administrator, in which the Company or any of its other Affiliates has a material equity interest; provided, however, that with respect to Incentive Stock Options, the term “Affiliate” shall mean only a “parent corporation” of the Company or a “subsidiary corporation” of the Company or of any such parent corporation (as such terms are defined in Sections 424(e) and (f) of the Code and determined in accordance with Section 421 of the Code); and provided further, that with respect to Non-Qualified Options and Stock Appreciation Rights, the term “Affiliate” shall mean only a corporation or other entity in a chain of corporations and/or other entities in which the Company has a “controlling interest” within the meaning of Treas. Reg. §1.414(c)-2(b)(2)(i), but using the threshold of 50% ownership wherever 80% appears.

(c)    “Applicable Laws” means the requirements relating to the administration of equity-based awards or equity compensation plans under U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or shall be, granted under this Plan.

(d)    “Award” means, individually or collectively, a grant under this Plan of Incentive Stock Options, Non-Qualified Options, Restricted Stock, Stock Appreciation Rights, Performance Units, Performance Shares, Restricted Stock Units, and Other Stock‑Based Awards.

(e)    “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award. An Award Agreement is subject to the terms and conditions of this Plan.

(f)    “Awarded Stock” means the Common Stock subject to an Award.

(g)    “Board” means the Board of Directors of the Company.

(h)    “Cash Value” of an Award means the sum of (i) in the case of any Award which is not an Option, Stock Appreciation Right or an Award of Restricted Stock, the value of all benefits to which the Participant would be entitled as if the Award were vested and settled or exercised and (ii) (A)    in the case of any Award that is an Option or Stock Appreciation Right, the excess, if any, of the Fair Market

Value per Share over the exercise price or strike price, respectively, or (B) in the case of an Award of Restricted Stock, the Fair Market Value per Share of Restricted Stock, multiplied by the number of Shares subject to such Award, all as determined by the Board as of the date of the Change of Control or such other date as may be determined by the Board.

(i)    “Cause”, unless otherwise defined in the applicable Award Agreement, means, with respect to the termination of a Participant: (i) the Participant‘s continued failure to substantially perform one or more of his or her essential duties and obligations to the Company (other than any such failure resulting from a Disability) which, to the extent such failure is remediable, the Participant fails to remedy in a reasonable period of time (not to exceed 30 days) after receipt of written notice from the Company; (ii) the Participant’s refusal or failure to comply with the reasonable and legal directives of the Board after written notice from the Board describing the Participant’s failure to comply and, if such failure is remediable, the Participant’s failure to remedy same within 10 days of receiving written notice; (iii) any act of personal dishonesty, fraud or misrepresentation taken by the Participant which was intended to result in substantial gain or personal enrichment of the employee at the expense of the Company; (iv) the Participant’s violation of a federal or state law or regulation applicable to the Company’s business which violation was or is reasonably likely to be materially injurious to the Company; (v) the Participant’s conviction of, or plea of nolo contendere or guilty to, a felony under the laws of the United States or any State that is reasonably likely to be materially injurious to the Company; (vi) the Participant’s abuse of drugs, other narcotics or alcohol during working hours or where such abuse (whenever occurring) impacts on the Participant’s service to the Company; (vii) the Participant’s breach of any of his or her material obligations under any written agreement with the Company (including without limitation his or her employment agreement, if any, and any proprietary information and inventions assignment agreement with the Company); or (viii) the Participant’s violation of a material policy of the Company which, to the extent such failure is remediable, the Participant fails to remedy in a reasonable period of time (not to exceed 30 days) after receipt of written notice from the Company. The Administrator shall determine whether Cause exists and whether a termination is or was for Cause, and each Participant shall agree, by acceptance of the grant of an Award and the execution of an Award Agreement, that the Administrator’s determinations are conclusive and binding on all persons for all purposes of the Plan.

(j)    “Change of Control” shall be deemed to have occurred upon any of the following events:

(i)    any “person” or “persons” (as defined in Section 3(a)(9) of the Exchange Act, and as modified in Sections 13(d) and 14(d) of the Exchange Act) other than and excluding (1) the Company or any of its subsidiaries, (2) any employee benefit plan of the Company or any of its subsidiaries, (3) any Affiliate of the Company, (4) an entity owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company, or (5) an underwriter temporarily holding securities pursuant to an offering of such securities, becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the shares of voting stock of the Company then outstanding;

(ii)    the consummation of any merger, organization, business combination, or consolidation of the Company or one of its subsidiaries with or into any other entity, other than a merger, reorganization, business combination, or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto and their respective Affiliates holding securities which represent immediately after such merger, reorganization, business combination, or consolidation more than 50% of the combined voting power of the voting securities of the Company or the surviving company or the parent of such surviving company;

(iii)    the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition if the holders of the voting securities of the Company outstanding immediately prior thereto and their respective Affiliates hold securities immediately thereafter which represent more than 50% of the combined voting power of the voting securities of the acquiror, or parent of the acquiror, of such assets;

(iv)    the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

(v)    the Incumbent Board ceases for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election by the Board was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an election contest with respect to the election or removal of directors or other solicitation of proxies or consents by or on behalf of a person other than the Board.

Further, in the case of any item of income under an Award to which the foregoing definition would otherwise apply with the effect that the income tax under Section 409A of the Code would apply or be imposed on income under that Award, but where such tax would not apply or be imposed if the meaning of the term “Change of Control” met the requirements of Section 409A(a)(2)(A)(v) of the Code, then the term “Change of Control” herein shall mean, but only with respect to the income so affected, a transaction, circumstance, or event that constitutes a “Change of Control” (as defined above) and that also constitutes a “change in control event” within the meaning of Treas. Reg. §1.409A-3(i)(5).

(k)    “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the U.S. Treasury regulations promulgated thereunder. Any reference to a section of the Code shall be deemed a reference to any successor or amended section of the Code.

(l)    “Committee” means a committee of Directors or other individuals that satisfies Applicable Laws and was appointed by the Board in accordance with Section 4 of this Plan. Except as otherwise determined by the Board, “Committee” shall mean the Compensation Committee.

(m)    “Common Stock” means the common stock, $0.0001 par value per Share, of the Company.

(n)    “Company” means Flotek Industries, Inc., a Delaware corporation, and any successor to thereto.

(o)    “Compensation Committee” means the Compensation Committee of the Board; provided, however, if the Compensation Committee is not comprised of two or more members of the Board, each of whom qualifies as a “non-employee director” (within the meaning of Rule 16b-3 under the Exchange Act), then the Board shall appoint a committee (which shall constitute the “Compensation Committee”) of two or more members of the Board, each of whom qualifies as a “non-employee director” (within the meaning of Rule 16b-3 under the Exchange Act).

(p)    “Consultant” means any natural person, including an advisor (but excluding a Director), engaged by the Company or an Affiliate thereof to render services to such entity as a consultant or independent contractor.

(q)    “Director” means a member of the Board.

(r)    “Disability” means the condition of being unable to perform the Employee’s or Non-Employee Director’s material services for the Company for a period of 90 consecutive days or a total of 180 days, during any 365-day period, in either case as a result of incapacity due to mental or physical illness, which is determined to be total and permanent. A determination of Disability shall be made by a physician reasonably satisfactory to both the Participant (or his or her guardian) and the Company, provided that if the Employee or Non-Employee Director (or his or her guardian) and the Company do not agree on a physician, the Employee or Non-Employee Director (or his or her guardian) and the Company shall each select a physician and these two together shall select a third physician, whose determination as to Disability shall be final, binding, and conclusive with respect to all parties. Eligibility for disability benefits under any policy for long-term disability benefits provided to the Participant by the Company shall conclusively establish the Participant’s Disability. Notwithstanding the foregoing, (i) with respect to any item of income under an Award to which the foregoing definition would apply with the effect that the income tax under Section 409A of the Code would apply or be imposed on income under that Award, but where such tax would not apply or be imposed if the meaning of the term “Disability” included and met the requirements of a “disability” within the meaning of Treas. Reg. §1.409A-3(i)(4), then the term “Disability” shall mean, but only with respect to the income so affected, (a) the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months or (b) the receipt of income replacements by the Participant, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, for a period of not less than three months under the Company’s accident and health plan; and (ii) with respect to an Incentive Stock Option, “Disability” shall mean the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months, determined in accordance with Sections 22(e)(3) and 422(c)(6) of the Code.

(s)    “Disqualifying Disposition” means, with respect to shares of Common Stock acquired by the exercise of an Incentive Stock Option, a “disqualifying disposition” within the meaning of Section 422 of the Code.

(t)    “Dividend Equivalent” means a notional credit, made at the sole discretion of the Administrator, to a bookkeeping account with respect to a Participant in an amount equal to the value of dividends paid on one Share for each Share subject to an Award held by such Participant. Under no circumstances shall the payment of a Dividend Equivalent be made contingent on the exercise of an Option or Stock Appreciation Right. Additionally, Dividend Equivalents shall be subject to the same restrictions on transferability, vesting and forfeitability as the Award with respect to which they are credited. Dividend Equivalents will be granted only if a grant thereof is explicitly made in the applicable Award Agreement.

(u)    “Effective Date” means March 16, 2018, the date this Plan was adopted by the Board. The effectiveness of this Plan is contingent upon its approval by the Company’s stockholders not more than one year after the date of this Plan’s adoption by the Board.

(v)    “Employee” means any natural person employed by the Company or any Affiliate thereof. Neither service as a Director only nor payment of a director’s fee by the Company or any Affiliate thereof shall be sufficient to constitute “employment” for purposes of the Plan.

(w)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(x)    “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)    If the Common Stock is listed on any established stock exchange or a national market system, or if the Common Stock is regularly quoted by a recognized securities dealer, the Fair Market Value shall be the closing price of the Common Stock on such exchange or system for the Common Stock for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(ii)    In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator by a reasonable application of a reasonable valuation method.

Notwithstanding the foregoing to the contrary, for federal, state, and local income tax reporting purposes and for such other purposes as the Administrator deems appropriate, Fair Market Value shall be determined by the Administrator in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

(y)    “Forfeit” and variations thereof (whether or not capitalized) means to lose a Participant’s rights under an Award prior to its vesting (or, in the case of an Option or a Stock Appreciation Right, prior to its exercise, even if such Option or Stock Appreciation Right has vested) as a result of cancellation, revocation, lapse, or expiration of the Award in accordance with the Plan and the terms of the Award Agreement; and “forfeiture” means the loss of the rights that are so forfeited.

(z)    “Incentive Stock Option” means an Option intended to qualify and receive favorable tax treatment as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable Award Agreement.

(aa)    “Incumbent Board” means individuals who, as of the Effective Date, constitute the Board.

(bb)    “Non-Employee Director” means a Director who is neither an Employee nor a Consultant.

(cc)    “Non-Qualified Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock

Option.

(dd)    “Option” means an Incentive Stock Option or a Non-Qualified Option to purchase Common Stock granted pursuant to this Plan.

(ee)    “Other Stock-Based Awards” means any other awards not specifically described in this Plan that are payable by delivery of Shares or valued in whole or in part by reference to, or are otherwise based on, Shares and are created by the Administrator pursuant to Section 12 of this Plan.

(ff)    “Participant” means a Service Provider who has been granted and holds an outstanding Award under this Plan or, if applicable, such other person who holds an outstanding Award.

(gg)    “Performance Goals” means goals which have been established by the Administrator in connection with an Award and are based on one or more criteria, including, but not limited to, the following: (i) stock price; (ii) earnings per share; (iii) increase in revenues; (iv) increase in cash flow; (v)    cash flow per share; (vi) increase in cash flow return; (vii) return on net assets; (viii) return on assets; (ix) return on tangible assets; (x) return on investment; (xi) return on capital; (xii) return on equity; (xiii) return on invested capital; (xiv) return on capital employed; (xv) economic value added; (xvi) gross margin; (xvii) net income; (xviii) pretax earnings; (xix) pretax earnings before interest; (xx) pretax earnings before interest, taxes, depreciation and amortization; (xxi) pretax operating earnings after interest expense and before incentives, service fees and extraordinary or special items; (xxii) operating income; (xxiii) total stockholder return; (xiv) debt reduction; (xv) successful completion of an acquisition, initial public offering, private placement of equity or debt; (xvi) reduction of expenses; or (xvii) any combination or of a specified increase, decrease or change, as applicable, in any of the foregoing.

(hh)    “Performance Period” means the time period during which the Performance Goals must be met.

(ii)    “Performance Share” means Shares issued pursuant to a Performance Share Award under Section 10 of this Plan.

(jj)    “Performance Unit” means, pursuant to Section 10 of this Plan, an unfunded and unsecured promise to deliver Shares, cash or other securities equal to the value set forth in the Award Agreement.

(kk)    “Plan” means this Flotek Industries, Inc. 2018 Long-Term Incentive Plan. In accordance with Section 17, this Plan became effective on the Effective Date, subject to the Company’s stockholders approving this Plan not more than one year after the date of this Plan’s adoption by the Board.

(ll)    “Restricted Stock” means Shares issued pursuant to a Restricted Stock Award under Section 8 of this Plan.

(mm)    “Restricted Stock Unit” means, pursuant to Section 11 of this Plan, an unfunded and unsecured promise to deliver Shares, cash or other securities equal in value to the Fair Market Value of one Share in the Company on the date of vesting or settlement, as applicable, or as otherwise set forth in the Award Agreement.

(nn)    “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b‑3, as in effect when discretion is being exercised with respect to this Plan.

(oo)    “Securities Act” means the Securities Act of 1933, as amended.

(pp)    “Service Provider” means an Employee, Non-Employee Director or Consultant.

(qq)    “Share” means a share of Common Stock, as adjusted in accordance with Section 15 of this Plan.

(rr)    “Stock Appreciation Right” means, pursuant to Section 9 of this Plan, an unfunded and unsecured promise to deliver Shares, cash or other securities equal in value to the excess, if any, of the Fair Market Value of a Share as of the date such Stock Appreciation Right is exercised over the Fair Market Value of a Share as of the date such Stock Appreciation Right was granted, or as otherwise set forth in the Award Agreement.

(ss)    “Termination” and variations thereof (whether or not capitalized) means, with respect to a Service Provider’s service to the Company or its Affiliates, the end of the Participant’s employment, status as a Non-Employee Director, or engagement or relationship as a Consultant, as the case may be, which is intended and reasonably anticipated by the Company to result in the permanent cessation of services by the Participant to the Company and its Affiliates in such capacity. Further, in the case of any item of income under an Award to which the foregoing definition would otherwise apply with the effect that the income tax under Section 409A of the Code would apply or be imposed on income under an Award, but where such tax would not apply or be imposed if the meaning of the term “termination” included and met the requirements of a “separation from service” within the meaning of Treas. Reg. §1.409A-1(h), then the term “termination” herein shall mean, but only with respect to the income so affected, an event, circumstance, or condition that constitutes both a “termination” as defined in the preceding sentence and a “separation from service” within the meaning of Treas. Reg. §1.409A-1(h). In the case of an Incentive Stock Option, “termination” shall mean the cessation of the requisite employment relationship determined in accordance with Section 421 of the Code.

(tt)    “Vest,” “vesting”, and variations thereof (whether or not capitalized), means with respect to an Award, the lapsing or elimination of the Participant’s risk of forfeiture with respect to such Award.

3.    Stock Subject to this Plan.

(a)    Stock Subject to this Plan. Subject to the provisions of Section 15 of this Plan, the maximum aggregate number of Shares that may be issued pursuant to all Awards under this Plan is 8,500,000 Shares, all of which may be issued pursuant to Incentive Stock Options. The Shares to be delivered under the Plan shall be fully paid and nonassessable and may be made available from authorized but unissued Shares, treasury stock, or Shares acquired in the open market.

(b)    Share Usage. In the event that an Award is granted that, pursuant to the terms of the Award Agreement, cannot be settled in Shares, the aggregate number of Shares that may be made the subject of Awards under the Plan shall not be reduced. Any Shares related to an Award granted under the Plan that terminates by expiration, forfeiture, cancellation or otherwise without the issuance of the Shares shall again be available for Awards under the Plan. Any Shares tendered or repurchased (i) to pay the exercise price of an Option granted under the Plan or (ii) to satisfy tax withholding obligations associated with an Award granted under the Plan, shall not become available again for grant under the Plan. The full number of Stock Appreciation Rights granted that are to be settled by the issuance of Shares shall be counted against the aggregate number of Shares that may be made subject to Awards under the Plan, regardless of the number of Shares actually issued upon settlement of such Stock Appreciation Rights.

(c)    Share Reserve. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of this Plan.

(d)    Certain Limitations on Awards. The maximum number of Shares subject to Options and Stock Appreciation Rights (combined) awarded to any one Participant pursuant to this Plan in any calendar year shall not exceed 1,000,000 shares. The maximum number of Shares which may be subject to Awards of Restricted Stock made to any one Participant pursuant to this Plan in any calendar year shall be 1,000,000 Shares. The maximum amount of compensation which may be paid to any Participant in any calendar year pursuant to Awards of Restricted Stock Units shall not exceed the Fair Market Value (determined as of the date of vesting) of 1,000,000 Shares. The maximum amount of compensation that may be paid to any Participant in any calendar year pursuant to Other Stock-Based Awards under this Plan, (i) if the compensation under the Other Stock-Based Awards is denominated under the Award Agreement only in terms of Shares or a multiple of the Fair Market Value per Share, shall not exceed the Fair Market Value (determined as of the date of vesting) of 1,000,000 Shares; or (ii) in all other cases, shall not exceed $10,000,000. The maximum number of Shares which may be subject to Awards of Performance Shares made to any one Participant pursuant to this Plan in any calendar year shall be 1,000,000 Shares. The maximum amount of compensation any Participant can be paid in any calendar year pursuant to Awards of Performance Units shall not exceed $10,000,000. The foregoing limitations on the number of shares of Common Stock that may be issued and that may be subject to Awards are subject to adjustment as provided in Section 15(a).

4.    Administration of this Plan.

(a)    Procedure.

(i)    Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer this Plan.

(ii)    Rule 16b-3. If a transaction is intended to be exempt under Rule 16b-3, then it shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iii)    Other Administration. Other than as provided herein, this Plan shall be administered by (A) the Board or (B) a Committee constituted to satisfy Applicable Laws. Except as otherwise determined by the Board, the Compensation Committee shall be the Administrator.

(b)    Powers of the Administrator. Subject to the provisions of this Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion to:

(i)    determine who are Service Providers;

(ii)    determine the Fair Market Value of Awards;

(iii)    select the Service Providers to whom Awards may be granted under this Plan;

(iv)    determine the number of Shares to be covered by each Award granted under this Plan;

(v)    determine when Awards are to be granted under this Plan and the applicable date of grant;

(vi)    approve forms of Award Agreements for use under this Plan;

(vii)    determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted under this Plan, including but not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on Performance Goals), any acceleration of vesting or waiver of forfeiture or repurchase restrictions (subject to the provisions of Section 6), and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(viii)    construe and interpret the terms of this Plan, Award Agreements and Awards granted pursuant to this Plan;

(ix)    prescribe, amend and rescind rules and regulations relating to this Plan, including rules and regulations relating to the creation and administration of sub-plans;

(x)    amend the terms of any outstanding Award Agreement or Award, including the discretionary authority to extend the post‑termination exercise period of Awards and accelerate the satisfaction of any vesting criteria or waiver of forfeiture or repurchase restrictions, provided that any amendment that would adversely affect the Participant’s rights under an outstanding Award shall not be made without the Participant’s written consent. Notwithstanding the foregoing, an amendment shall not be treated as adversely affecting the rights of the Participant if the amendment causes an Incentive Stock Option to become a Non-Qualified Option or if the amendment is made to the minimum extent necessary to avoid the adverse tax consequences of Section 409A of the Code;

(xi)    allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares or cash to be issued upon exercise or vesting of an Award up to the number of Shares or cash having a Fair Market Value equal to the amount required to be withheld based on any amount up to the minimum supplemental income tax rate in the applicable jurisdiction. The Fair Market Value of any Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined, and all elections by a Participant to have Shares or cash withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(xii)    authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xiii)    allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to the Participant under an Award;

(xiv)    determine whether Awards shall be settled in Shares, cash or in a combination thereof;

(xv)    determine whether Awards shall be adjusted for dividends or Dividend Equivalents, provided, however, that to the extent an Award is to be settled in Shares, any dividends or Dividend Equivalents shall not be issued or granted with respect to unvested Awards, and instead shall be held (or, in the case of Dividend Equivalents, credited to a notional bookkeeping account for the benefit of the Participant) by the Company and delivered to the Participant, if at all, only upon such Award becoming vested or settled, as applicable;

(xvi)    create Other Stock-Based Awards for issuance under this Plan;

(xvii)    impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A)    restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;

(xviii)    establish one or more programs under this Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of Performance Goals, or other event that absent the election, would entitle the Participant to payment or receipt of Shares or other consideration under an Award;

(xix)    to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in this Plan, any Award Agreement and any other instrument or agreement relating to an Award; and

(xx)    make all other determinations that the Administrator deems necessary or advisable for administering this Plan.

The express grant in this Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. However, the Administrator may not exercise any right or power reserved to the Board. To the extent the Compensation Committee serves as the Administrator with respect to grants of Awards, no member of the Compensation Committee shall vote or act upon any matter relating solely to himself/herself; grants of Awards to members of the Compensation Committee must be ratified by the Board.

(c)    Prohibition on Repricing of Options and Stock Appreciation Rights. Notwithstanding anything in this Plan to the contrary, no repricing of Options or Stock Appreciation Rights may be effectuated without the prior approval of the Company’s stockholders; provided, however, that the foregoing prohibition shall not apply to the extent an adjustment is required under Section 15. The exercise price of Options may not be reduced and Options may not be cancelled in exchange for other awards, or cancelled in exchange for Options having a lower exercise price, or cancelled in exchange for cash, without stockholder approval.

(d)    Effect of Administrator’s Decision. The Administrator’s decisions, determinations, actions and interpretations shall be final, conclusive and binding on all persons having an interest in this Plan.

(e)    Indemnification. The Company shall, to the maximum extent permitted by law, defend and indemnify members of the Board, each Committee, the Administrator, officers and Employees of the Company or of an Affiliate thereof to whom authority to act for the Board, each Committee, the

Administrator or the Company is delegated (“Indemnitees”) against (i) all reasonable expenses, including reasonable attorneys’ fees incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein (collectively, a “Claim”), to which any of them is a party by reason of any action taken or failure to act in connection with this Plan, or in connection with any Award granted under this Plan; and (ii) all amounts required to be paid by them in settlement of a Claim (provided the settlement is approved by the Company) or required to be paid by them in satisfaction of a judgment in any Claim. However, no person shall be entitled to indemnification to the extent it is determined in such Claim that such person did not in good faith and in a manner reasonably believed to be in the best interests of the Company (or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful). In addition, to be entitled to indemnification, the Indemnitee must, within 30 days after written notice of the Claim, offer the Company, in writing, the opportunity, at the Company’s expense, to defend the Claim. The right to indemnification shall be in addition to all other rights of indemnification available to the Indemnitee.

5.    Eligibility. With the exception of Incentive Stock Options, Awards may be granted to Employees, Non-Employee Directors and Consultants. Incentive Stock Options may be granted only to Employees.

6.    Minimum Vesting Requirement. Except as permitted under the Carve-Out Exception (defined below), all Awards shall be subject to a minimum vesting requirement of at least one year from the date the Award was granted, and no portion of any such Award may vest or become exercisable earlier than the first anniversary of the date such Award was granted; provided, however, that for purposes of Awards granted to Non-Employee Directors, “one year” may mean the approximately one-year period from one regular annual stockholder meeting to the immediately following regular annual stockholder meeting, as long as the period is not less than 50 weeks. The foregoing minimum vesting requirement shall not apply: (i) with respect to 5% of the Share reserve as initially set forth in Section 3(a) (such 5% being referred to herein as the “Carve-Out Exception”) or (ii) to the vesting of an Award that is accelerated as a result of a Change of Control or termination of the Participant due to his or her death or Disability, in all cases under terms consistent with this Plan. To the extent Section 3(a) is amended to increase the number of Shares reserved therein, then 5% of the Shares subject to such increase shall be added to, and increase, the number of Shares subject to the Carve-Out Exception.

7.    Options.

(a)    Grant of Options. Subject to the terms and provisions of this Plan, the Administrator, at any time and from time to time, may grant Options to Service Providers in such amounts as the Administrator, in its sole discretion, shall determine.

(b)    Option Agreement. Each Award of an Option shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Option, the number of Shares subject to the Option, the exercise restrictions (if any) applicable to the Option, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

(c)    Term of Option. The term of each Option shall be stated in the Award Agreement. In the case of an Incentive Stock Option, the maximum term shall be 10 years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate, the maximum term of the Incentive Stock Option shall be five years from the date of grant or such shorter term as may be provided in the Award Agreement. Unless set forth otherwise in the Award Agreement, a Non-Qualified Option shall have a maximum term of 10 years. In no event shall a Non-Qualified Option have a maximum term longer than 10 years.

(d)    $100,000 Limitation for Incentive Stock Options. Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Non-Qualified Option. However,

notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company and any Affiliate) exceeds $100,000, such Options shall be treated as Non-Qualified Options. For purposes of this Section 7(d), Incentive Stock Options shall be taken into account in the order in which granted. The Fair Market Value of the Shares shall be determined as of the time the Options with respect to such Shares are granted.

(e)    Option Exercise Price and Consideration.

(i)    Exercise Price. The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option shall be determined by the Administrator, subject to the following:

(1)    In the case of an Incentive Stock Option:

(A)    granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(B)    granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be not less than 100% of the Fair Market Value per Share on the date of grant.

(2)    In the case of a Non-Qualified Option, the per Share exercise price shall be determined by the Administrator, but shall not be less than the Fair Market Value per Share on the date of grant.

(3)    Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii)    Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised. Subject to the provisions of Section 6, the Administrator may, in its sole discretion, accelerate the satisfaction of such conditions at any time.

(f)    Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Consideration, to the extent permitted by Applicable Laws, for exercising an Option may consist entirely of:

(i)    cash;

(ii)    check acceptable to the Company;

(iii)    in the discretion of the Administrator, other Shares which meet the conditions established by the Administrator to avoid adverse accounting consequences;

(iv)    in the discretion of the Administrator, consideration received by the Company under a cashless exercise or net exercise program implemented by the Company in connection with this Plan;

(v)    in the discretion of the Administrator, any combination of the foregoing methods of payment; or

(vi)    in the discretion of the Administrator, any other consideration and method of payment for the issuance of Shares permitted by Applicable Laws.

(g)    Exercise of Option.

(i)    Procedure for Exercise; Rights as a Stockholder. Any Option granted under this Plan shall be exercisable according to the terms of this Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option shall be deemed exercised when the Company receives: (x) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (y) full payment for the Shares with respect to which the Option is exercised (including provision for any applicable tax withholding). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and this Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Awarded Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of this Plan or the applicable Award Agreement. Exercising an Option in any manner shall decrease the number of Shares thereafter available for sale under the Option by the number of Shares as to which the Option is exercised.

(ii)    Termination of Relationship as a Service Provider (Other Than Death or Disability). If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise the vested portion of his or her Option within the time period specified in the Award Agreement (but in no event later than the expiration of the maximum term of such Option as set forth in the Award Agreement). If the Award Agreement does not specify a time period within which the vested portion of such Option must be exercised following a Participant ceasing to be a Service Provider, the vested portion of such Option shall be exercisable for 3 months following his or her ceasing to be a Service Provider (other than upon the Participant’s death or Disability) (but in no event later than the expiration of the maximum term of such Option as set forth in the Award Agreement). Unless otherwise provided by the Administrator, if the Participant is not vested as to his or her entire Option on the date he or she ceases to be a Service Provider (other than upon the Participant’s death or Disability), then immediately thereafter, the Participant shall immediately forfeit the unvested portion or his or her Option and the Shares covered by the unvested portion of the Option shall again be available for grant under this Plan as set forth in Section 3. Additionally, if the Participant does not exercise his or her Option as to all of the vested Shares within the applicable time period, then immediately thereafter, the Option shall automatically terminate and the Shares covered by the unexercised portion of the Option shall again be available for grant under this Plan as set forth in Section 3.

(iii)    Disability of Participant. If a Participant ceases to be a Service Provider as a result of his or her Disability, the Participant may exercise the vested portion of his or her Option within the time period specified in the Award Agreement (but in no event later than the expiration of the maximum term of the Option as set forth in the Award Agreement). If the Award Agreement does not specify a time period within which the vested portion of such Option must be exercised following a Participant ceasing to be a Service Provider as a result of his or her Disability, the vested portion of such Option shall be exercisable for 12 months following the Participant ceasing to be a Service Provider as a result of his or her Disability (but in no event later than the expiration of the maximum term of such Option as set forth in the Award Agreement). Unless otherwise provided by the Administrator, if the Participant is not vested as to his or her entire Option on the date he or she ceases to be a Service Provider as a result of his or her Disability, then immediately thereafter, the Participant shall immediately forfeit the unvested portion or his or her Option and the Shares covered by the unvested portion of the Option shall again be available for grant under this Plan as set forth in Section 3. Additionally, if the Participant does not exercise his or her Option as to all of the vested Shares within the applicable time period, then immediately thereafter, the Option shall automatically terminate and the Shares covered by the unexercised portion of the Option shall again be available for grant under this Plan as set forth in Section 3.

(iv)    Death of Participant. If a Participant dies while a Service Provider, the vested portion of the Option may be exercised within the time period specified in the Award Agreement (but in no event later than the expiration of the term of the Option as set forth in the Award Agreement), by the beneficiary designated by the Participant prior to his or her death; provided that such designation must be in a form acceptable to and accepted by the Administrator. If the Participant designates his or her spouse as the beneficiary for purposes of this Section 7(g)(iv) and the Participant ceases to be married to such individual, then such beneficiary designation shall be deemed revoked and of no force or effect as of the date of the termination of such marriage. If no beneficiary has been designated by the Participant (or no proper beneficiary designation is in place), then the vested portion of the Option may be exercised, as applicable, by the personal representative of the Participant’s estate or by the persons to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. If the Award Agreement does not specify a time period within which the vested portion of such Option must be exercised following a Participant’s death, the vested portion of such Option shall be exercisable for 12 months following his or her death (but in no event later than the expiration of the maximum term of such Option as set forth in the Award Agreement). Unless otherwise provided by the Administrator, if the Participant is not vested as to his or her entire Option on the date he or she ceases to be a Service Provider as a result of his or her death, then immediately thereafter, the Participant shall immediately forfeit the unvested portion or his or her Option and the Shares covered by the unvested portion of the Option shall again be available for grant under this Plan as set forth in Section 3. Additionally, if the Participant’s beneficiary, personal representative or permitted transferee does not exercise the Option as to all of the vested Shares within the applicable time period, then immediately thereafter, the Option shall automatically terminate and the Shares covered by the unexercised portion of the Option shall again be available for grant under this Plan as set forth in Section 3.

(h)    Notification of Disqualifying Disposition. Any Employee who receives an Incentive Stock Option shall be required to notify the Administrator in writing, within ten days of a Disqualifying Disposition, of such Disqualifying Disposition of any Shares issued pursuant to the exercise of the Incentive Stock Option.

8.    Restricted Stock.

(a)    Grant of Restricted Stock. Subject to the terms and provisions of this Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, shall determine.

(b)    Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

(c)    Removal of Restrictions. Subject to the provisions of Section 6, the Administrator may, in its sole discretion, accelerate the time at which any restrictions shall lapse or be removed.

(d)    Voting Rights. Service Providers holding Shares of Restricted Stock may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(e)    Dividends and Other Distributions. Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares. All such dividends and distributions shall be held back by the Company and shall be subject to the same restrictions on transferability, vesting and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(f)    Return of Restricted Stock to Company. If Shares of Restricted Stock do not vest in accordance with the Plan and the Award Agreement, then such Restricted Stock shall automatically be forfeited by the Participant and shall again be available for grant under this Plan as set forth in Section 3.

9.    Stock Appreciation Rights.

(a)    Grant of Stock Appreciation Rights. Subject to the terms and conditions of this Plan, a Stock Appreciation Right may be granted to a Service Provider at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider. Subject to the provisions of Section 6, the Administrator shall have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under this Plan, including the sole discretion to accelerate exercisability at any time, provided, however, that the per Share strike price that will determine the amount of the payment the Company receives upon exercise of a Stock Appreciation Right shall not be less than the Fair Market Value per Share on the date of grant.

(b)    Stock Appreciation Right Agreement. Each Stock Appreciation Right grant shall be evidenced by an Award Agreement that shall specify the strike price, the term, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

(c)    Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under this Plan shall expire upon the date determined by the Administrator, in its sole discretion, as set forth in the Award Agreement; provided, however, no Stock Appreciation Right shall be exercisable later than 10 years after the date of grant. Notwithstanding the foregoing, the rules of Sections 7(g)(i), to the extent applicable, 7(g)(ii), 7(g)(iii) and 7(g)(iv) shall also apply to Stock Appreciation Rights.

(d)    Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i)    The excess, if any, of the Fair Market Value of a Share on the date of exercise over the strike price; times

(ii)    The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the sole discretion of the Administrator, the payment upon the exercise of a Stock Appreciation Right may be in cash, in Shares of equivalent value, or in some combination thereof.

10.    Performance Units and Performance Shares.

(a)    Grant of Performance Units and Performance Shares. Subject to the terms and conditions of this Plan, Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as shall be determined by the Administrator in its sole discretion. The Administrator shall have complete discretion in determining the number of Performance Units and Performance Shares granted to each Service Provider.

(b)    Value of Performance Units and Performance Shares. Each Performance Unit and Performance Share shall have an initial value established by the Administrator on or before the date of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c)    Performance Goals and Other Terms. The Administrator shall set Performance Goals in its sole discretion which, depending on the extent to which they are met, shall determine the number or value of Performance Units and Performance Shares that shall be paid out to the Participant. Each award of Performance Units or Performance Shares shall be evidenced by an Award Agreement that shall specify the Performance Period and such other terms and conditions as the Administrator in its sole discretion shall determine. The Administrator may set Performance Goals based upon the achievement of Company‑wide, divisional, or individual goals (including solely continued service) or any other basis determined by the Administrator in its sole discretion.

(d)    Earning of Performance Units and Performance Shares. After the applicable Performance Period has ended, the holder of Performance Units or Performance Shares shall be entitled to receive settlement or removal of restrictions, as applicable, with respect to the number of Performance Units or Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved.

(e)    Form and Timing of Payment of Performance Units and Performance Shares. Payment or removal of restrictions, as applicable, of earned Performance Units and earned Performance Shares, if any, shall be made after the expiration of the applicable Performance Period at the time determined by the Administrator. The Administrator, in its sole discretion, may pay earned Performance Units in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units, as applicable, at the close of the applicable Performance Period) or in a combination of cash and Shares.

(f)    Cancellation of Performance Units or Performance Shares. If Performance Units or Performance Shares do not vest in accordance with the Plan and the Award Agreement, then such Performance Units or Performance Shares shall automatically be forfeited, and the Shares subject to such Awards shall again be available for grant under this Plan as set forth in Section 3.

11.    Restricted Stock Units.

(a)    Grant of Restricted Stock Units. Subject to the terms and conditions of this Plan, Restricted Stock Units may be granted to Service Providers at any time and from time to time, as shall be determined by the Administrator in its sole discretion.

(b)    Restricted Stock Unit Agreement. Each Award of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the number of Restricted Stock Units granted, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

(c)    Holder’s Rights as Stockholder. The holder of a Restricted Stock Unit Award shall have no rights of a stockholder with respect to the Restricted Stock Unit Award. A holder shall have no voting rights with respect to any Restricted Stock Unit Award.

(d)    Form and Timing of Payment of Restricted Stock Units. Payment of earned Restricted Stock Units shall be made upon vesting (or as soon as practicable thereafter) or on the settlement date set forth in the Award Agreement, as applicable. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Restricted Stock Units) or in a combination of cash and Shares.

(e)    Cancellation of Restricted Stock Units. If Restricted Stock Units do not vest in accordance with the Plan and the Award Agreement, then such Restricted Stock Units shall automatically be forfeited, and the Shares subject to such Awards shall again be available for grant under this Plan as set forth in Section 3.

12.    Other Stock-Based Awards. Other Stock-Based Awards may be granted either alone, in addition to, or in tandem with, other Awards granted under this Plan and/or cash awards made outside of this Plan. The Administrator shall have authority to determine the Service Providers to whom and the time or times at which Other Stock-Based Awards shall be made, the amount of such Other Stock-Based Awards, and all other conditions of the Other Stock-Based Awards, including any dividend or voting rights and whether the Award shall be paid in cash.

13.    Leaves of Absence. Unless the Administrator provides otherwise, vesting of Awards granted under this Plan shall be suspended during any unpaid leave of absence and shall resume on the date the Participant returns to work on a regular schedule as determined by the Company; provided, however, that no vesting credit shall be awarded for the time vesting has been suspended during such leave of absence. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company or any Affiliate thereof. For purposes of Incentive Stock Options, no leave of absence may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not guaranteed by statute or contract, then at the end of three months following the expiration of the leave of absence, any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Option.

14.    Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate.

15.    Adjustments; Change of Control.

(a)    Adjustments. In the event of any change in the outstanding Shares of Common Stock by reason of any stock split, stock dividend or other non‑recurring dividends or distributions, recapitalization, merger, consolidation, spin‑off, combination, repurchase or exchange of stock, reorganization, liquidation, dissolution or other similar corporate transaction that affects the Common Stock, an adjustment shall be made, as the Administrator deems necessary or appropriate, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. Such adjustment may include an adjustment to the number and class of Shares which may be delivered under this Plan, the number, class and price of Shares subject to outstanding Awards, the number and class of Shares issuable pursuant to Options, and the numerical limits contained in Sections 3 and 6 of this Plan. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

(b)    Change of Control.

(i)    In General. Unless otherwise provided in the Award, in connection with a Change of Control, the Board shall have the authority in its sole discretion to take any one or more of the following actions with respect to the Awards:

(1)    the Board may accelerate vesting and the time at which all Options and Stock Appreciation Rights then outstanding may be exercised so that those types of Awards may be exercised in full for a limited period of time on or before a specified date fixed by the Board, after which specified date all unexercised Options and Stock Appreciation Rights and all rights of Participants thereunder shall terminate, or the Board may accelerate vesting and the time at which Options and Stock Appreciation Rights may be exercised so that those types of Awards may be exercised in full for their then remaining term;

(2)    the Board may waive, alter, and/or amend the Performance Goals and other restrictions and conditions of Awards then outstanding, with the result that the affected Awards may be deemed vested, and the period during which the Award is subject to forfeiture and/or is not exercisable or other limitations on payment in full with respect thereto shall be deemed to have expired, as of the date of the Change of Control or such other date as may be determined by the Board;

(3)    the Board may cause the acquirer to assume the Plan and the Awards or exchange the Awards for awards for the acquiror’s stock;

(4)    the Board may terminate the Plan; and

(5)    the Board may terminate and cancel all outstanding unvested or unexercised Awards as of the date of the Change of Control on such terms and conditions as it deems appropriate.

Notwithstanding the above provisions of this Section 15(b), the Board shall not be required to take any action described in the preceding provisions of this Section 15(b), and any decision made by the Board, in its sole discretion, not to take some or all of the actions described in the preceding provisions of this Section 15(b) shall be final, binding and conclusive with respect to the Company and all other interested persons.

(ii)    Right to Cash-Out. The Board shall, in connection with a Change of Control, have the right to require all, but not less than all, Participants to transfer and deliver to the Company all Awards previously granted to the Participants in exchange for an amount equal to the Cash Value of the Awards. Such right shall be exercised by written notice to all affected Participants. The amount payable to each Participant by the Company pursuant to this Section 15(b)(ii) shall be in cash or by certified check paid within five (5) days following the transfer and delivery of such Award (but in no event later than fifty (50) days following the date of the Change of Control) and shall be reduced by any taxes required to be withheld. If an Award is an Option or Stock Appreciation Right and no Cash Value exists with respect thereto, then such cash-out shall be effectuated with no cash (or other) payment to the Participant holding such Award.

(c)    Company Rights Regarding Transactions. The existence of outstanding Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference shares ahead of or affecting Shares or Share rights, the dissolution or liquidation of the

Company, any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

16.    Date of Grant. The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or a later date as is determined by the Administrator. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

17.    Board and Stockholder Approval; Term of Plan. The Board approved this Plan to be effective on the Effective Date, subject to the Company’s stockholders approving this Plan not more than one year after the date of this Plan’s adoption by the Board. This Plan shall continue in effect for a term of 10 years from the Effective Date unless terminated earlier under Section 19 of this Plan. No Award shall be granted under the Plan prior to the date on which the Plan is so approved by the Company’s stockholders, unless its grant, vesting and settlement are conditioned upon the approval of the Plan by the Company’s stockholders not more than one year after the date of this Plan’s adoption by the Board. If the Plan is not approved by the Company’s stockholders not more than one year after the date of this Plan’s adoption by the Board, all Awards, if any, granted under the Plan shall be immediately and automatically cancelled and terminated without any action required by the Company, the Board or the Administrator and without any payment or consideration with respect thereto. If the Plan is timely approved by the Company’s stockholders and becomes effective, neither Awards properly granted under the Plan nor the authority of the Board or the Administrator to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall terminate by reason of the expiration of the term of the Plan.

18.    Term of Awards. The term of each Award shall be for such period as may be determined by the Administrator; provided, however, that in no event shall the term of any such Award exceed a period of ten years (or such shorter terms as may be required in respect of an Incentive Stock Option under Section 422 of the Code).

19.    Amendment and Termination of this Plan; Amendment of Awards.

(a)    Amendment and Termination. The Board may at any time amend, alter, suspend or terminate this Plan.

(b)    Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.

(c)    Effect of Amendment or Termination. Except as provided in Section 15(b), no amendment, alteration, suspension, or termination of this Plan shall materially or adversely impair the rights of any Participant (other than any amendment the Board deems necessary in order to permit Awards to meet the requirements of the Code, or other Applicable Laws, or to prevent adverse tax consequences to the participants), unless otherwise mutually agreed upon by the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of this Plan shall not affect the Administrator’s ability to exercise the powers granted to it under this Plan with respect to Awards granted under this Plan prior to the date of termination.

(d)    Amendment of Awards. The Administrator at any time, and from time to time, may amend the terms of any one or more Awards; provided that any amendment that would adversely affect the Participant’s rights under an outstanding Award shall not be made without the Participant’s written consent. Notwithstanding the foregoing, an amendment shall not be treated as adversely affecting the rights of the Participant if the amendment causes an Incentive Stock Option to become a Non-Qualified Option or if the amendment is made to the minimum extent necessary to avoid the adverse tax consequences of Section 409A of the Code.

(e)    Conflict Between Plan and Award Agreements. In the event of a conflict or inconsistency between the terms of the Plan and the terms of any Award Agreement, the terms of the Plan shall control.

20.    Conditions upon Issuance of Shares.

(a)    Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of the Award and the issuance and delivery of such Shares shall comply with Applicable Laws.

(b)    Tax Withholding. No Shares or other remuneration shall be delivered under this Plan to any Participant or other person until the Participant or other person has made arrangements acceptable to the Administrator for the satisfaction of all applicable non-U.S., U.S.-federal, U.S.-state, and local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares. Upon exercise, vesting or settlement, as applicable, of an Award, the Company shall withhold or collect from the Participant an amount sufficient to satisfy such tax obligations, including, but not limited to, by surrender of up to the whole number of Shares covered by the Award sufficient to satisfy the withholding obligations incident to the exercise or vesting of an Award based on the minimum supplemental rate in the applicable jurisdiction.

21.    Severability. Notwithstanding any contrary provision of this Plan or an Award to the contrary, if any one or more of the provisions (or any part thereof) of this Plan or any Award Agreement shall be held invalid, illegal, or unenforceable in any respect, such provision shall be modified so as to make it valid, legal, and enforceable, and the validity, legality, and enforceability of the remaining provisions (or any part thereof) of this Plan or Award Agreement, as applicable, shall not in any way be affected or impaired thereby.

22.    Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

23.    No Rights to Awards. No eligible Service Provider or other person shall have any claim to be granted any Award pursuant to this Plan, and neither the Company nor the Administrator shall be obligated to treat Participants or any other person uniformly.

24.    No Stockholder Rights. Except as otherwise provided in an Award Agreement, a Participant shall have none of the rights of a stockholder with respect to Shares covered by an Award until the Participant becomes the record owner of the Shares.

25.    Fractional Shares. No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down as appropriate.

26.    Governing Law. This Plan, all Award Agreements, and all related matters, shall be governed by the laws of the State of Delaware, without regard to choice of law principles that direct the application of the laws of another state.

27.    No Effect on Terms of Employment, Directorship or Consulting Relationship. This Plan shall not confer upon any Participant any right as a Service Provider, nor shall it interfere in any way with his or her right or the right of the Company or any Affiliate thereof to terminate the Participant’s service at any time, with or without cause, and with or without notice.

28.    Unfunded Obligation. This Section 28 shall only apply to Awards that are not settled in Shares. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to this Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Affiliate thereof shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations under this Plan. Any investments or the creation or maintenance of any trust for any Participant account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Affiliate thereof and the Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of the Company or any Affiliate thereof. The Participants shall have no claim against the Company or any Affiliate thereof for any changes in the value of any assets that may be invested or reinvested by the Company with respect to this Plan.

29.    Section 409A. Awards under the Plan are intended either to provide compensation that is exempt from Section 409A of the Code, or that satisfies the requirements of Section 409A of the Code, and the Plan and all Awards shall be construed and interpreted accordingly. If and to the extent any amount of compensation under an Award is determined by the Administrator to constitute deferred compensation that is not exempt from Section 409A of the Code and that is to be paid, settled or provided by reason of a Participant’s termination of employment, then (a) such compensation shall be paid, settled or provided by reason of a Participant’s termination of employment only if that termination also constitutes a “separation from service” within the meaning of that term under Section 409A of the Code, and (b) if the Participant is determined by the Administrator to be a “specified employee” within the meaning of Section 409A of Code, all payments or provisions compensation that would otherwise be paid, settled or provided before the first day of the seventh calendar month beginning after the date the Participant’s separation from service (or, if earlier, the Participant’s date of death) shall be withheld and accumulated and paid or provided without interest on or as soon as practicable after the first day of the seventh calendar month beginning after the date the Participant’s separation from service (or, if earlier, the Participant’s date of death). Each payment or provision of compensation under an Award shall be treated as a separate payment for purposes of Section 409A of the Code. References to termination of employment and similar concepts in the Plan and Awards Agreements shall be interpreted and applied in accordance with the foregoing provisions. In the case of any Award intended to be exempt from Section 409A of the Code, if the time of distribution or settlement thereof is not otherwise specified in this Plan or Award Agreement or other governing document, the distribution or settlement shall be made no later than March 15 of the calendar year following the calendar year in which such Award vested or the risk of forfeiture with respect thereto lapsed.

30.    No Guarantee of Tax Consequences. The Participant shall be solely responsible for and liable for any and all tax consequences (including but not limited to any interest or penalties) as a result of participation in the Plan and the grant, vesting, payment or settlement of any Award hereunder. None of the Board, the Company or the Administrator makes any commitment or guarantee that any federal, state, local or other tax treatment will (or will not) apply or be available to any person participating or eligible to participate hereunder and assumes no responsibility or liability whatsoever for the tax consequences to the Participants.

31.    Construction. Headings in this Plan are included for convenience and shall not be considered in the interpretation of this Plan. References to sections are to Sections of this Plan unless otherwise indicated. Pronouns shall be construed to include the masculine, feminine, neutral, singular or plural as the identity of the antecedent may require. This Plan shall be construed according to its fair meaning and shall not be strictly construed against the Company.

32.    Compensation Recoupment. All compensation and Awards payable or paid under this Plan and any sub-plans shall be subject to the Company’s ability to recover incentive-based compensation from executive officers, as is or may be required by the provisions of any clawback policy implemented by the Company, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations or rules promulgated thereunder, or any other clawback provision required by applicable law or the listing standards of any applicable stock exchange or national market system.

33.    Lock-Up Agreement. In the event of any underwritten public offering of the Company’s securities made by the Company pursuant to an effective registration statement filed under the Securities Act, the Administrator shall have the right to impose market stand-off restrictions on each Award recipient whereby such Participant shall not offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of any shares of stock of the Company or any rights to acquire stock of the Company for such period of time from and after the effective date of such registration statement as may be established by the underwriter for such public offering; provided, however, that such period of time shall not exceed one hundred eighty (180) days from the effective date of the registration statement to be filed in connection with such public offering. The foregoing limitation shall not apply to shares registered in the public offering under the Securities Act.

34.    Stockholder Agreements/Investment Representations. As a condition to the exercise of an Option or the issuance of Common Stock hereunder, the Administrator may require the Participant to enter into such agreements (including but not limited to a buy/sell or voting trust agreement) with respect to the shares as may be required of other stockholders of the Company. In addition, the Administrator may require the Participant to represent and warrant at the time of any such exercise or issuance that the shares are being purchased only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such a representation is required by any relevant provisions of law.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report, and Notice of Meeting are available at www.proxyvote.com.
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PROXY
FLOTEK INDUSTRIES, INC.
2021 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD THURSDAY, JUNE 3, 2021

THE UNDERSIGNED SHAREHOLDER OF FLOTEK INDUSTRIES, INC. (the “Company”) HEREBY APPOINTS John W. Gibson Jr., President and Chief Executive Officer of the Company and Nicholas J. Bigney, Senior Vice President, General Counsel and Chief Compliance Officer of the Company, and each of them, as proxyholders and attorneys-in-fact for and on his, her or its behalf, with full power of substitution, to attend, act and vote for and on behalf of the undersigned at the Annual Meeting of Shareholders of the Company (the “Meeting”) to be held on Thursday, June 3, 2021 via webcast at www.virtualshareholdermeeting.com/FTK2021, and at every adjournment or postponement thereof, to the same extent and with the same powers as if the undersigned were present at the Meeting, or any adjournment or postponement thereof. The shareholder hereby directs the proxyholder to vote the securities of the Company of the undersigned it is entitled to vote as specified herein.
This Proxy is being solicited by the Board of Directors. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations and in the proxyholders discretion on any other matters that are properly presented at the Meeting or any adjournment or postponement thereof.
(Continued and to be signed on the reverse side.)

FLOTEK INDUSTRIES, INC. ATTN: NICHOLAS J. BIGNEY 8846 N. SAM HOUSTON PARKWAY W. HOUSTON, TX 77064
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 2, 2021 for shares held directly and by 11:59 P.M. ET on May 29, 2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 2, 2021 for shares held directly and by 11:59 P.M ET on May 29, 2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE BY INTERNET DURING THE MEETING
You may attend the meeting via the Internet and vote during the meeting by going to www.virtualshareholdermeeting.com/FTK2021. To join and vote at the meeting, you will need the control number printed in the notice sent to you with this proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:		FOR	AGAINST	ABSTAIN

ITEM 1:	Election of Directors
Nominees
	Harsha V. Agadi	☐	☐	☐
	Ted D. Brown	☐	☐	☐
	Michael Fucci	☐	☐	☐
	John W. Gibson, Jr.	☐	☐	☐
	Paul W. Hobby	☐	☐	☐
	David Nierenberg	☐	☐	☐

The Board of Directors recommends you vote FOR items 2 and 3:		FOR	AGAINST	ABSTAIN

ITEM 2:	Advisory vote to approve named executive officer compensation	☐	☐	☐

ITEM 3:	Approval of Amendment to 2018 Long-Term Incentive Plan	☐	☐	☐
Note: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date